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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

DEVRY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

October 5, 2005
Dear Stockholder:
      On behalf of the Board of Directors of DeVry Inc., it is my pleasure to invite you to attend your Company’s Annual Meeting of Stockholders at 9:00 a.m., Wednesday, November 9, 2005, in the Crystal Room at Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, Illinois.
      We will begin with a discussion of the items listed in the enclosed proxy statement, followed by a report on the progress of DeVry during the last fiscal year. DeVry’s performance is also discussed in the enclosed 2005 Annual Report to Stockholders, which we think you will find to be interesting reading.
      We look forward to seeing you at the meeting.
      Thank you.

Sincerely,

Dennis Keller
Board Chair

DeVRY INC.
One Tower Lane, Suite 1000
Oakbrook Terrace, Illinois 60181
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
November 9, 2005
      You are cordially invited to attend the Annual Meeting of Stockholders of DeVry Inc. in the Crystal Room at Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, Illinois on Wednesday, November 9, 2005, at 9:00 a.m. Central Standard Time, for the following purposes:

(1) To elect four Directors as Class II Directors to serve until the 2008 Annual Meeting of Stockholders and one Director as a Class III Director to serve until the 2006 Annual Meeting of Stockholders;

(2) To approve the amendment and restatement of the DeVry Inc. Employee Stock Purchase Plan;

(3) To approve the DeVry Inc. Incentive Plan of 2005;

(4) To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for the current fiscal year; and

(5) To consider such other business as may properly come before the meeting or any adjournment thereof.
      You will find enclosed with this Notice a proxy card and a Proxy Statement for the meeting and a copy of the DeVry Inc. Annual Report for 2005.
      The Board of Directors has fixed a record date of September 16, 2005. Only stockholders of record on that date are entitled to notice of, and to vote at, the meeting.
      All stockholders are cordially invited to attend the meeting in person. However, to assure representation at the meeting, you are encouraged to vote by proxy by following the instructions on the enclosed proxy card. Postage is not required for mailing in the United States. Upon written request, the Company will reimburse stockholders for the cost of mailing proxy cards from outside the United States. You may also vote your shares by telephone or through the Internet by following the instructions set forth on the enclosed proxy card. You may attend the meeting and vote in person even if you have returned a proxy in writing, by telephone or through the Internet.

By Order of the Board of Directors,

David M. Webster
Secretary
October 5, 2005

DeVRY INC.
One Tower Lane, Suite 1000
Oakbrook Terrace, Illinois 60181
ANNUAL MEETING OF STOCKHOLDERS, TO BE HELD ON NOVEMBER 9, 2005
PROXY STATEMENT
PROXIES AND VOTING INFORMATION
      The Board of Directors of DeVry Inc. (the “Company”) is sending you this Proxy Statement and the accompanying proxy card to solicit your proxy to vote your shares at the Company’s Annual Meeting of Stockholders to be held on November 9, 2005, and any adjournment thereof. The solicitation of proxies gives every stockholder an opportunity to vote because your shares can be voted only if you are present or represented by proxy at the meeting. This Proxy Statement and accompanying proxy card are first being sent to stockholders on or about October 10, 2005.
      When you have returned your proxy, the Proxy Committee (and each of them, with full powers of substitution) will vote your shares as you direct. Please follow the instructions on the enclosed card, which explain how to submit your proxy by mail, by telephone or through the Internet. If you submit a proxy by telephone or through the Internet, you should not also mail in a card. If you return your proxy to us by any of these means without choices for each proposal, the Proxy Committee will vote your shares on the unmarked proposals as recommended by the Company’s Board of Directors. Abstentions, directions to withhold authority and broker non-votes (where a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the meeting for purposes of a quorum but will not be counted in determining the total number of votes cast. A proxy may be revoked at any time before the proxy is voted at the meeting by: (1) notifying the Company in writing that the proxy has been revoked, (2) submitting a later-dated proxy by mail, over the telephone or through the Internet, or (3) voting in person at the meeting. The election of five Directors, the approval of the amendment and restatement of the DeVry Inc. Employee Stock Purchase Plan, the approval of the DeVry Inc. Incentive Plan of 2005 and the ratification of the selection of the independent public accountants will each require the affirmative vote of a majority of the shares of Common Stock of the Company outstanding on the record date.
      If you are a Company employee who is a participant in the DeVry Inc. Employee Stock Purchase Plan and/or the Profit Sharing Retirement Plan’s DeVry Stock Fund, your proxy will serve as direction to the Custodian of the Stock Purchase Plan or the Trustee of the Stock Fund to vote your shares for your account as you have directed. If you submit a proxy without indicating your voting preference, your shares will be voted in the same proportion as shares for which instructions have been received.
      The Company will bear the expense of soliciting proxies and will reimburse all stockholders for the expense of sending proxies and proxy material to beneficial owners, including expenditures for foreign mailings. The solicitation initially will be made by mail but also may be made by Company employees by telephone, electronic means or personal contact.
      As of September 16, 2005, the Company had 70,527,024 shares of Common Stock ($0.01 par value) outstanding. Stockholders are entitled to one vote per share owned on the record date.
ELECTION OF DIRECTORS
      The Company’s Certificate of Incorporation provides for a Board of Directors of not less than three nor more than 12 Directors, as determined by the Board, that is divided into three classes serving staggered three-year terms. The Company’s Board of Directors is currently comprised of nine directors. The current members of Class II, whose terms of office expire in 2005, are David S. Brown, Dennis J. Keller and Frederick A. Krehbiel, and the Board of Directors recommends their re-election. The Board also recommends the election of each of Fernando Ruiz, who has not previously served on the Board, as a Class II Director, for a term to expire in 2008, and William T. Keevan, who has not previously served on the Board, as a Class III Director, for a term to expire in 2006. As a result, the Board of Directors has acted to increase the size of the Board of Directors to 11 members, with such change to take effect immediately prior to the Annual Meeting.
      It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of each of David S. Brown, Dennis J. Keller, Frederick A. Krehbiel and Fernando Ruiz as a Class II Director and William T. Keevan as a Class III Director unless otherwise specified in such proxy. A proxy cannot be voted for more than five persons. In the event that a nominee becomes unable to serve as a Director, the Proxy Committee will vote for the substitute nominee that the Board designates. The Board has no reason to believe that the nominees will become unavailable for election.
      Each nominee for election as Director is listed below, along with a brief statement of his current principal occupations, business experience and other information, including directorships in other public companies. All of the nominees have consented to serve as directors if elected at the Annual Meeting.
Approval by Stockholders
      The election of the five nominees for director requires the affirmative vote of a majority of the shares of Common Stock of the Company outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR each of the nominees listed below.
      The Board of Directors recommends a vote FOR the nominees listed below.
NOMINEES
CLASS III — TERM EXPIRES 2006
William T. Keevan, age 58
      Mr. Keevan has been a Senior Managing Director of Navigant Consulting, Inc. since June 2002. He is the leader of the firm’s Government Contracts Consulting Group, which serves client companies in a variety of industries that do substantial business with the U.S. and foreign governments. His practice entails advising clients on complex accounting, financial reporting, regulatory compliance and governance matters. From September 1982 to June 2002, Mr. Keevan was a partner at Arthur Andersen LLP in a number of senior management positions.
CLASS II—TERM EXPIRES 2008
David S. Brown, age 64
      Mr. Brown has been a Director of the Company since 1987 and was a founding stockholder and director of Keller Graduate School of Management (“KGSM”) from 1973 to 1987. Mr. Brown, formerly a practicing attorney (now retired), was a partner in the Chicago law firm of McBride and Baker from 1972 to 1979 and served as General Counsel of the U.S. Office of Minority Business Enterprise from 1971 to 1972. From 1980 to 1996, Mr. Brown was employed by United Laboratories, Inc., a manufacturer and seller of specialty chemicals, most recently as Executive Vice President, Chief Financial Officer and General Counsel.
Dennis J. Keller, age 64
      Mr. Keller has been Board Chair since 1987 and was Chief Executive Officer of the Company until November 2002, then Co-Chief Executive Officer until July 2004. Mr. Keller co-founded KGSM and was from 1973 to August 1987 its Chairman of the Board and Chief Executive Officer. He is also a director of NICOR Inc.

Frederick A. Krehbiel, age 64
      Mr. Krehbiel has been a Director of the Company since 1996. Employed since 1965 by Molex Incorporated, an electronic component manufacturer, he served as CEO from 1988 to 1999 and as Chairman from 1993 to 1999. Since July 1999, Mr. Krehbiel has served as Co-Chairman. Mr. Krehbiel also served as Co-Chief Executive Officer from 1999-2001 and as Chief Executive Officer from 2004 until July 2005. Mr. Krehbiel is also a director of Tellabs, Inc. and Molex Incorporated.
Fernando Ruiz, age 49
      Mr. Ruiz has been an employee of The Dow Chemical Company since 1980, and since 2001 he has been Vice President and Treasurer of The Dow Chemical Company. Mr. Ruiz served as Assistant Treasurer of The Dow Chemical Company from 1996-2001. Mr. Ruiz serves as a director for a number of Dow subsidiaries including Dow Financial Services Inc. and Equate Petrochemical Company as well as serving as President and CEO of Liana Ltd., a holding company for Dow’s insurance subsidiaries.
INCUMBENT DIRECTORS
CLASS III — TERM EXPIRES 2006
Charles A. Bowsher, age 74
      Mr. Bowsher has been a Director of the Company since February 1997. In 1996 Mr. Bowsher completed a 15-year term as Comptroller General of the United States and head of the General Accounting Office. Prior to that he was affiliated with Arthur Andersen and Co. for 25 years, except for a four-year period when he served as Assistant Secretary of the Navy for Financial Management. Mr. Bowsher is also a director of Washington Mutual Investors Fund and SI International. Additionally, Mr. Bowsher serves as a public member of the NASD board of directors.
Robert C. McCormack, age 66
      Mr. McCormack has been a Director of the Company since 1995. He is a founding partner of Trident Capital, Inc., a private equity firm established in 1993 to invest in information and business service companies. He served as Co-Chairman and Managing Director until 2005, when he became an Advisory Director of the firm. From 1990 to 1993 Mr. McCormack was the Assistant Secretary and Comptroller of the Navy, prior to which time he served for 2 years in various positions on the staff of the Secretary of Defense. Mr. McCormack spent 20 years in investment banking with Dillon, Read & Co. Inc. and Morgan Stanley & Co. Incorporated before his government service. He is also a director of Illinois Tool Works Inc., Mead Westvaco Corporation and Northern Trust Corporation.
Julia A. McGee, age 63
      Ms. McGee has been a Director of the Company since 1994. She became President and CEO of Harcourt Supplemental, Professional and Trade in 2003 after serving as President, Basal and Test Publishing, for McGraw Hill Education, and earlier as Executive Vice President of Scholastic Inc., an education publisher. From 1991 to November 2000 Ms. McGee was President of McDougal, Littell & Co. and, upon its acquisition by Houghton Mifflin in 1994, she also became Executive Vice President, Houghton Mifflin, a publishing company. Ms. McGee began her publishing career at McDougal Littell in 1988 as an editorial director. From 1986 to 1988 she held management positions at Ligature, Inc., prior to which she was, for three years, Director of Marketing and Software Development for a division of Tandy Corporation.

CLASS I — TERM EXPIRES 2007
Connie R. Curran, age 57
      Dr. Curran has been a Director of the Company since 2003. Dr. Curran has since September 2004 been the Executive Director of C-Change (formerly the National Dialogue on Cancer), an organization that brings together the public, private and nonprofit sectors to focus on the eradication of cancer. She spent the preceding 15+ years in other healthcare consulting and management positions (President, Cardinal Health Consulting Services, November 2000 to February 2002; President & CEO, CurranCare, from 1995 until its acquisition by Cardinal Health in 2000); Vice Chairman/ National Director for Patient Care Services, APM Incorporated, 1990-1995; Vice President for HealthCare Management and Patient Care Services, American Hospital Association, 1985-1989). Prior to 1989, Dr. Curran spent 16 years as a teacher of classroom and clinical nursing courses and in academic management of nursing programs, including service at Montefiore Medical Center of New York, the Medical College of Wisconsin, University of San Francisco and Loyola University of Chicago. Dr. Curran is also a director of IDX Systems Corporation and Hospira, Inc.
Harold T. Shapiro, age 70
      Dr. Shapiro has been a Director of the Company since 2001. Dr. Shapiro is President Emeritus of Princeton University and a professor of economics in its Woodrow Wilson School of Public and International Affairs. He was the president and a professor of economics and public affairs there from 1988 until his retirement in June 2001. Dr. Shapiro joined the faculty of the University of Michigan in 1964 and was that university’s president from 1980 to 1988. He is also the Presiding Director of The Dow Chemical Company and a director of HCA Inc.
Ronald L. Taylor, age 62
      Mr. Taylor has been a Director of the Company since 1987. From August 1987 until his November 2002 appointment as Co-Chief Executive Officer, he was also President and Chief Operating Officer. In July 2004 he became the Company’s Chief Executive Officer. In 1973 Mr. Taylor co-founded KGSM and was from 1973 to 1981 its Chief Operating Officer, and from 1981 to 1987 its President and Chief Operating Officer.
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE DEVRY INC. EMPLOYEE STOCK PURCHASE PLAN
      The Board of Directors of the Company established the DeVry Inc. Employee Stock Purchase Plan (the “ESPP”), effective August 1, 1993, and approved, subject to the approval of stockholders, the amendment and restatement of the ESPP, effective January 1, 2006. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The ESPP is intended to encourage and facilitate the purchase of the Company’s Common Stock by eligible employees.
      A summary of the principal features of the ESPP Plan is provided below, but is qualified in its entirety by reference to the full text of the ESPP that is attached to this proxy statement as Appendix A.
Administration
      The ESPP is administered by the Company, which has final authority to decide any question of interpretation of the ESPP or rights arising thereunder. The Company pays all expenses of the ESPP. The Company has hired an independent, third-party administrator to maintain the records of the ESPP.
Shares Reserved for Issuance
      The ESPP reserves 200,000 shares for issuance pursuant to employee purchases through payroll deductions under the ESPP, subject to approval by the Company’s stockholders at the 2005 Annual Meeting.

Eligibility
      Except as described below, all employees of the Company and certain designated subsidiaries who customarily work more than 20 hours per week and more than five months during each year are eligible to participate in the ESPP as of any enrollment date after their first day of employment. Employees who are ineligible to participate in the ESPP include those (1) who are prohibited by the laws and regulations of the country of their residence or employment from participating in the ESPP, as determined by the Company, or to whom the Company may not offer or sell Common Stock under the ESPP, (2) who are executive officers or for whom the Company makes filings pursuant to Section 16 of the Securities Exchange Act of 1934, or (3) who own or would be deemed to own five percent or more of the voting power or value of all classes of stock of the Company. Rights to purchase shares under the ESPP are not transferable.
Purchase of Shares
      The ESPP provides for monthly purchase dates on the last business day of each month (the “Purchase Date”). Each eligible employee may elect to purchase shares of Common Stock pursuant to the ESPP by filing a payroll deduction authorization. Shares may be purchased under the ESPP only through payroll deductions of not more than 10% of an employee’s base salary plus bonuses and commissions. On the Purchase Date, the amounts withheld by payroll deduction for the period beginning on the first business day following the most recent Purchase Date and ending on the next Purchase Date (the “Purchase Period”) are applied to purchase shares for the employee from the Company, provided the employee is employed by the Company on the Purchase Date. If the employee is not employed by the Company on the Purchase Date, then the employee’s accumulated payroll deductions are returned to the employee.
      The purchase price for the shares (the “Purchase Price”) is 95% of the fair market value of a Common Share on the Purchase Date. No participant may purchase Common Shares in any calendar year having an aggregate value (determined at time of purchase) exceeding $25,000. An employee may increase or decrease, or cease, payroll deductions by submitting an appropriate form to the Company at least 10 days before the date a paycheck is issued; provided, however, only one change is allowed in any Purchase Period.
Issuance and Delivery of Shares
      Shares purchased by employees under the ESPP are delivered by the Company to, and held by, the third-party administrator on behalf of the purchasing employees.
Amendments
      The Board of Directors may amend the ESPP, except that, without the approval of the stockholders of the Company, the ESPP may not be amended to increase the number of reserved shares. The Board of Directors may terminate the ESPP at any time.
Tax Consequences
      The following description is a summary of the federal income tax consequences to the Company and employees participating in the ESPP. Applicable state, local and foreign tax consequences may differ.
      The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, employees are not taxed on income or gain with respect to the ESPP either at the first day of the Purchase Period or at the Purchase Date. If an employee disposes of the shares purchased under the ESPP more than one year after the Purchase Date and more than two years after the beginning of the Purchase Period, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of (1) the gain on the disposition of the shares or (2) the purchase price discount (five percent) applied to the fair market value of the shares on the first day of the Purchase Period. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

      If an employee disposes of shares purchased under the ESPP (including by way of gift, but not death, bequest or inheritance) within either the one-year or the two-year holding periods described above (a “disqualifying disposition”), the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the Purchase Price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee’s holding period for the shares. In the event of a disqualifying disposition, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary.
      The ESPP is not subject to any of the provisions of ERISA nor is it qualified under Section 401(a) of the Internal Revenue Code.
Miscellaneous
      A new benefits table is not provided because no rights to purchase shares have been granted under the ESPP. On September 30, 2005, the closing price of the Common Stock was $19.05.
Approval by Stockholders
      In order to be adopted, the ESPP must be approved by the affirmative vote of a majority of the shares of Common Stock of the Company outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR adoption of the amendment and restatement of the DeVry Inc. Employee Stock Purchase Plan.
      The Board of Directors recommends a vote FOR the approval of the amendment and restatement of the DeVry Inc. Employee Stock Purchase Plan.
APPROVAL OF THE DEVRY INC. INCENTIVE PLAN OF 2005
      The Board has adopted the DeVry Inc. Incentive Plan of 2005 (the “2005 Plan”) and is recommending that stockholders approve the 2005 Plan at the Annual Meeting. The 2005 Plan is integral to the Company’s compensation strategies and programs. The 2005 Plan will maintain the flexibility that the Company needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees essential for achievement of the Company’s success.
      The 2005 Plan will permit the award of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance stock, stock awards, performance cash awards, annual management incentive awards, and other cash awards. In any given year, however, the Compensation Committee expects to approve only those types of awards as the Committee concludes are appropriate in light of the Company’s circumstances and requirements. The Committee does not contemplate the award of all or even most of the various types of awards in any given year to any one recipient. Stockholder approval of the 2005 Plan will permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code.
      Awards under the 2005 Plan are referred to as “Benefits.” Those eligible for Benefits under the 2005 Plan are referred to as “Participants.” Participants include all employees of the Company and its subsidiaries and all non-employee directors of the Company.
      As of September 16, 2005, approximately 1,072,060 shares were available for new grants under the Company’s existing stock incentive plans and there were approximately 3,634,498 shares subject to outstanding benefits under these and predecessor plans. While the existing stock incentive plans will remain in place, they may not provide sufficient shares for market-competitive grant levels prior to the 2006 stockholder meeting.

      A summary of the principal features of the 2005 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2005 Plan that is attached to this proxy statement as Appendix B.
Shares Available for Issuance
      The aggregate number of shares of Common Stock that may be issued under the 2005 Plan will not exceed 3,000,000 (subject to the adjustment provisions discussed below). The 3,000,000 new shares represent 4.3% of the currently outstanding shares of Common Stock.
      The number of shares that may be issued under the 2005 Plan for Benefits other than stock options and SARs will not exceed a total of 2,000,000 shares (subject to the adjustment provisions discussed below).
Administration and Eligibility
      The 2005 Plan will be administered by the Compensation Committee of the Board (the “Committee”) which consists of two or more directors, each of whom will satisfy the requirements established for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”), for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code and with any applicable requirements established by the New York Stock Exchange. The Committee will approve the aggregate Benefits and the individual Benefits for the most senior elected officers and non-employee directors. The Committee will delegate its authority to grant Benefits to other Participants to the Chief Executive Officer or other designated officers in accordance with the terms of the 2005 Plan. The Chief Executive Officer or such other officers authorized to select employees to receive such option shares and other awards will provide written notice of all such action to the Committee.
      No Participant may receive in any calendar year: (i) stock options relating to more than 150,000 shares, (ii) restricted stock or restricted stock units relating to more than 50,000 shares, (iii) SARs relating to more than 125,000 shares, or (iv) performance shares relating to more than 50,000 shares. No non-employee director may receive in any calendar year stock options relating to more than 15,000 shares or restricted stock units relating to more than 5,000 shares. (Each of the above limits is subject to the adjustment provisions discussed below.) The maximum amount that may be earned under performance cash awards by any Participant who is a covered employee within the meaning of Section 162(m) of the Internal Revenue Code (“Covered Employee”) in any calendar year may not exceed $1,000,000.
Benefits
Stock Options
      Stock options granted to Participants (“Optionees”) may be either incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). NSOs and ISOs are collectively referred to as “Stock Options.” The exercise price of any ISO must be equal to or greater than the fair market value of the shares on the date of the grant. The terms of a Stock Option cannot exceed 10 years.
      For purposes of the 2005 Plan, fair market value shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation. Generally, fair market value means the closing price on the last trading day preceding the day of the transaction, as reported for the New York Stock Exchange Composite Transactions in The Wall Street Journal.
      At the time of grant, the Committee, Chief Executive Officer or other designated officer will determine when Options are exercisable and when they expire.
      Payment for shares purchased upon exercise of a Stock Option must be made in full at the time of purchase. Payment may be made in cash, by the transfer to the Company of shares owned by the Participant having a fair market value on the date of transfer equal to the option exercise price (or certification of ownership of such shares) or in such other manner as may be authorized by the Committee.

SARs
      The Committee, Chief Executive Officer or other designated officer has the authority to grant SARs to Participants and to determine the number of shares subject to each SAR, the term of the SAR, the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive, upon exercise of the right, in whole or in part, without payment to the Company an amount, payable in shares, in cash or a combination thereof, that is equal to the excess of: (i) the fair market value of Common Stock on the date of exercise of the right; over (ii) the fair market value of Common Stock on the date of grant of the right multiplied by the number of shares for which the right is exercised.
Restricted Stock and Restricted Stock Units
      Restricted Stock consists of shares which are transferred by the Company to a Participant, subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. Restricted Stock Units are the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee which are subject to substantial risk of forfeiture and restrictions on their sale or other transfer by the Participant. The Committee, Chief Executive Officer or other designated officer determines the eligible Participants to whom, and the time or times at which, grants of Restricted Stock or Restricted Stock Units will be made, the number of shares or units to be granted, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.
Performance Stock
      A Participant who is granted Performance Stock has the right to receive shares or cash equal to the fair market value of such shares at a future date in accordance with the terms of such grant and upon the attainment of performance goals specified by the Committee.
      The award of Performance Stock to a Participant will not create any rights in such Participant as a stockholder of the Company until the issuance of Common Stock with respect to an award.
Performance Cash Awards
      A Participant who is granted Performance Cash Awards has the right to receive a payment in cash upon the attainment of performance goals specified by the Committee. The Committee may substitute shares of Common Stock for the cash payment otherwise required to be made pursuant to a Performance Cash Award.
Performance Goals
      Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Cash Awards and other incentives under the 2005 Plan shall be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code, including, but not limited to: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales, sales growth; price of the Common Stock; return on net assets, equity, or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Awards of Stock Options under the 2005 Plan may be made subject to attainment of such performance goals.
      Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may be adjusted to include or exclude special items as described below.

Annual Management Incentive Awards
      The Committee has the authority to grant Management Incentive Awards to designated executive officers of the Company or any subsidiary.
      Management Incentive Awards will be paid out of an incentive pool equal to five percent of the Company’s consolidated operating earnings for each calendar year. The Committee will allocate an incentive pool percentage to each designated Participant for each calendar year. In no event may the incentive pool percentage for any one Participant exceed 20% of the total pool. For purposes of the 2005 Plan, “consolidated operating earnings” will mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of special items. Special items include: (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting regulations or laws, or (iii) the effect of a merger or acquisition, as determined in accordance with generally accepted accounting principles. The Participant’s incentive award then will be determined by the Committee based on the Participant’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Participant who is a Covered Employee be increased in any way, including as a result of the reduction of any other Participant’s allocated portion.
Stock Awards
      The Committee, Chief Executive Officer or other designated officer may award shares of Common Stock to Participants without payment therefor, as additional compensation for service to the Company or a subsidiary. Stock awards may be subject to other terms and conditions, which may vary from time to time and among employees, as the Committee determines to be appropriate. However, an outright grant of stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.
Cash Awards
      A cash award consists of a monetary payment made by the Company to an employee as additional compensation for his or her services to the Company or a subsidiary. A cash award may be made in tandem with another Benefit or may be made independently of any other Benefit. Cash awards may be subject to other terms and conditions, which may vary from time to time and among employees, as the Committee, Chief Executive Officer or other designated officer determines to be appropriate.
Amendment of the 2005 Plan
      The Board or the Committee has the right and power to amend the 2005 Plan, provided, however, that neither the Board nor the Committee may amend the 2005 Plan in a manner which would impair or adversely affect the rights of the holder of a Benefit without the holder’s consent. No material amendment of the Plan shall be made without stockholder approval.
Termination of the 2005 Plan
      The Board may terminate the 2005 Plan at any time. Termination will not in any manner impair or adversely affect any Benefit outstanding at the time of termination. No award shall be made more than ten years after the adoption of the Plan by the Board of Directors.
Committee’s Right to Modify Benefits
      Any Benefit granted may be modified, forfeited, or canceled, in whole or in part, by the Committee if and to the extent permitted in the 2005 Plan, or applicable agreement entered into in connection with a Benefit grant or with the consent of the Participant to whom such Benefit was granted. The Committee may grant Benefits on terms and conditions different than those specified in the 2005 Plan to comply with the laws and regulations of any foreign jurisdiction, or to make the Benefits more effective under such laws and regulations.

      The Committee may require a Participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the Participant as a result of the exercise or settlement of an award under the 2005 Plan credited to a deferred compensation or stock unit account established for the Participant by the Committee on the Company’s books of account.
      Neither the Board nor the Committee may cancel any outstanding Stock Option for the purpose of reissuing the option to the Participant at a lower exercise price, or reduce the option price of an outstanding option.
Change in Control
      Except as otherwise determined by the Committee at the time of grant of an award, upon a Change in Control of the Company, all performance goals shall be deemed achieved at target levels and all other terms and conditions met; all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all Performance Stock shall be delivered; all Performance Cash Awards and Restricted Stock Units shall be paid out as promptly as practicable; all Annual Management Incentive Awards shall be paid out based on the consolidated operating earnings of the immediately preceding year or such other method of payment as may be determined by the Committee at the time of award or thereafter but prior to the Change in Control; and all Other Stock or Cash Awards shall be delivered or paid.
      A “Change in Control” shall mean: (i) the sale or disposition by the Company of all or substantially all of the assets of the Company (or any transaction having a similar effect); (ii) the consummation of a merger or consolidation of the Company with any other entity other than (A) a merger or consolidation which would result in the voting interests of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting interests of the surviving entity) at least 50% of the combined voting power of the voting interests of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction); or (iii) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding voting interests of the Company but excluding, for this purpose, any such acquisition by the Company or any of its affiliates, or by any employee benefit plan (or related trust) of the Company or any of its affiliates.
Adjustments
      In the event of any change affecting the shares of Common Stock by reason of stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of shares, stock rights offering, liquidation, extraordinary cash dividend, disaffiliation of a subsidiary or similar event, the Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to outstanding awards to reflect such event, including without limitation, (1) adjustments in the aggregate number or class of shares which may be distributed under the Plan, the maximum number of shares which may be made subject to an award in any calendar year and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan, (2) the substitution of other property (including, without limitation, other securities) for the stock covered by outstanding awards, and (3) in connection with any disaffiliation of a subsidiary, arrangement for the assumption, or replacement with new awards, of awards held by Participants employed by the affected subsidiary by the entity that controls the subsidiary following the disaffiliation.
      In the event of any merger, consolidation, or reorganization of the Company with or into another corporation which results in the Company’s outstanding securities being converted into or exchanged for different securities, cash, or other property, there shall be substituted on an equitable basis as determined by the Committee, for each share of common stock subject to a Benefit, the number and kind of shares of stock, other securities, cash, or other property to which holders of Common Stock of the Company are entitled pursuant to the transaction.
Substitution and Assumption of Benefits
      Either the Board or the Committee may authorize the issuance of Benefits in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of the Company or any subsidiary as the result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as it deems appropriate.
Reusage
      If a Stock Option granted under the 2005 Plan expires or is terminated, surrendered or canceled without having been fully exercised, if Restricted Stock is forfeited, or if Restricted Stock Units, Performance Shares or SARs are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such Benefits will again be available for use under the 2005 Plan. Shares covered by a Benefit granted under the 2005 Plan would not be counted as used unless and until they are actually issued and delivered to a Participant. Any Shares covered by a SAR shall be counted as used only to the extent Shares are actually issued to the Participant upon exercise of the SAR. Shares covered by a Benefit granted under the 2005 Plan that is settled in cash will not be counted as used.
Federal Income Tax Consequences
      The Company has been advised by counsel that the federal income tax consequences as they relate to Benefits are as follows:
ISOs
      An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the Optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an Optionee dies.
      The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.
      If an Optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the Optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale, or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the Optionee has held the ISO shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income which the Optionee recognizes as a result of the disposition.
NSOs
      An Optionee does not recognize taxable income upon the grant of an NSO. Upon the exercise of such a Stock Option, the Optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the Optionee recognizes upon the exercise of the Stock Option.

Restricted Stock
      A Participant who receives an award of Restricted Stock does not generally recognize taxable income at the time of the award. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares.
      A Participant may elect to recognize the income at the time he or she receives Restricted Stock in an amount equal to the fair market value of the Restricted Stock (less any cash paid for the shares) on the date of the award.
      The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the Participant had filed a timely election to accelerate recognition of income).
Other Benefits
      In the case of an exercise of an SAR or an award of Restricted Stock Units, Performance Stock, Performance Units, or Common Stock or cash, the Participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the Participant has recognized.
Million Dollar Deduction Limit
      Under Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that Benefits in the form of Stock Options, Performance Stock, Performance Cash Awards, SARs, performance-based Restricted Stock and Restricted Stock Units and cash payments under Management Incentive Awards under the 2005 Plan constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.
Miscellaneous
      A new benefits table is not provided because no grants have been made under the 2005 Plan and all Benefits are discretionary. On September 30, 2005, the closing price of the Common Stock was $19.05.
Approval by Stockholders
      In order to be adopted, the 2005 Plan must be approved by the affirmative vote of a majority of the shares of Common Stock of the Company outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR adoption of the DeVry Inc. Incentive Plan of 2005.
      The Board of Directors recommends a vote FOR the approval of the DeVry Inc. Incentive Plan of 2005.

EQUITY COMPENSATION PLAN INFORMATION
      The Company currently maintains five equity compensation plans: the 1988 Stock Incentive Plan, the 1991 Stock Incentive Plan, the 1994 Stock Incentive Plan, the 1999 Stock Incentive Plan and the 2003 Stock Incentive Plan. Each of these plans has been approved by the Company’s stockholders. Stockholders are being asked to approve the DeVry Inc. Incentive Plan of 2005, as described above under the caption, “Approval of the DeVry Inc. Incentive Plan of 2005.”
      The following table summarizes information, as of June 30, 2005, relating to equity compensation plans of the Company under which the Company’s Common Stock is authorized for issuance.

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)(1)	(b)	(c)(2)

Equity compensation plans approved by security holders	3,765,844	$22.35	1,018,950
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	3,765,844	$22.35	1,018,950

(1)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options under the stockholder-approved 1988 Stock Incentive Plan (7,000 shares), 1991 Stock Incentive Plan (219,860 shares), 1994 Stock Incentive Plan (1,075,004 shares), 1999 Stock Incentive Plan (1,483,080 shares) and 2003 Stock Incentive Plan (980,900 shares). All of the shares that remained available for future issuance were available under the 1999 Stock Incentive Plan and the 2003 Stock Incentive Plan. No new awards may be granted under the 1988 Stock Incentive Plan, the 1991 Stock Incentive Plan or the 1994 Stock Incentive Plan.

(2)	The number shown in column (c) is the number of shares that may be issued upon exercise of options and other equity awards granted in the future under the 1999 Stock Incentive Plan (1,050 shares) and the 2003 Stock Incentive Plan (1,017,900 shares). This table does not reflect (i) the 3,000,000 shares that will be available under the DeVry Inc. Incentive Plan of 2005 if stockholders approve the proposal to approve the DeVry Inc. Incentive Plan of 2005 or (ii) the 200,000 shares that will be available under the DeVry Inc. Employee Stock Purchase Plan if stockholders approve the proposal to approve the amendment and restatement of the DeVry Inc. Employee Stock Purchase Plan.

BOARD OF DIRECTORS AND BOARD COMMITTEE INFORMATION
Board of Directors
      The Company’s Board of Directors held four regular meetings and two special meetings during fiscal year 2005. Board members are expected to attend Board meetings, the meetings of the committees on which they serve and the Company’s Annual Meeting of Stockholders, except in unusual circumstances. During fiscal 2005 all incumbent Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the committees on which they served. Eight of the nine Directors attended the Company’s 2004 Annual Meeting. During fiscal 2005 the Board met four times in executive session without management Directors or other employees.
Director Independence
      The Board of Directors has considered whether or not each Director has any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and has otherwise complied with the requirements for independence under the applicable listing standards of the New York Stock Exchange (“NYSE”).
      As a result of this review, the Board of Directors affirmatively determined that all of the Company’s current directors are “independent” of the Company and its management within the meaning of the applicable NYSE rules, with the exception of Mr. Keller and Mr. Taylor. Mr. Keller is considered an inside director because of his employment as Board Chair of the Company. Mr. Taylor is considered an inside director because of his employment as CEO of the Company.
      The Board considered the relationship between the Company and The Revere Group described under the caption “Certain Transactions” because Mr. McCormack is a director of The Revere Group and a founding partner of what is now Trident Capital, Inc., an investor in The Revere Group. The Board concluded that the relationship is not a material one for purposes of the NYSE listing standards after considering the small size of the investment in The Revere Group in relation to Trident Capital’s overall portfolio, the nature of Mr. McCormack’s relationships with The Revere Group and Trident Capital, and the reasonable and competitive nature of the terms on which The Revere Group rendered consulting services to the Company.
Board Committees
      The Board has standing governance, audit, compensation, finance and academic committees. A current copy of the charters of each of these committees and a current copy of each of the Company’s policy on the Director Nomination Process and the Company’s Corporate Governance Principles are available in print from the Secretary of the Company to any stockholder upon written request and can also be found on the Company’s website, www.devryinc.com. Only Directors who meet the NYSE listing standards definition of “independent” are appointed to the governance and compensation committees. Only Directors who meet the NYSE listing standards and the SEC definitions of “independent” are appointed to the audit committee.
      Governance Committee. Directors Julia A. McGee (Chair), Robert C. McCormack and Harold T. Shapiro serve as members of the Company’s Governance Committee, which met four times during fiscal 2005. The Board of Directors has determined that all of the members of the Governance Committee are “independent,” as defined in the applicable NYSE listing standards. In accordance with the Committee’s Charter, the Committee’s responsibilities include proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board; reviewing the committee structure; and leading the Board and Committee evaluation process. The Governance Committee will consider stockholder recommendations of candidates for Director. Such recommendations should be sent to the Secretary of the Company. Detailed procedures, including minimum qualifications and specific qualities or skills believed necessary, and the Committee’s process (arising primarily out of the Company’s By-Laws) for identifying and evaluating nominees, have been codified in the Company’s policy on the Director Nomination Process. The full text of that policy is included in this Proxy Statement as Appendix C.

      The Company may from time to time pay a fee to third parties to help identify or evaluate potential nominees and has currently retained such a consultant to help identify and evaluate potential nominees. Boardroom Consultants, an executive search firm, which was engaged by the Company to assist in identifying and evaluating director candidates, identified Mr. Ruiz as a director candidate and recommended his candidacy to the Governance Committee in 2005. Mr. Bowsher identified Mr. Keevan as a director candidate and recommended his candidacy to the Governance Committee in 2005. The Governance Committee evaluated Messrs. Keevan and Ruiz against the criteria set forth in the policy on Director Nomination Process and recommended them to the full Board of Directors for nomination.
      Audit Committee. Directors Charles A. Bowsher (Chair), David S. Brown and Harold T. Shapiro serve as members of the Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. The Committee met 10 times in fiscal 2005. The Board of Directors has, in its business judgment, determined that all of the members of the Audit Committee are “independent” as required by the applicable listing standards of the NYSE and by the applicable rules and regulations issued by the Securities and Exchange Commission. The Board has also determined that the Audit Committee has at least one “audit committee financial expert” serving on that Committee, namely, the Committee Chair, Charles A. Bowsher, whose business background may be found on page 3 of this Proxy Statement. Among the principal duties of the Audit Committee are appointing the Company’s independent accountants, subject to ratification by the stockholders; review of scope, approach and results of the annual audits; review of annual and quarterly financial statements; and review of the representations of management and the findings and suggestions of the independent accountants regarding internal controls, financial policies and procedures and management’s response thereto.
      Additional detail about the Committee’s activities are spelled out in the Committee’s Charter, which was amended and restated by the Board of Directors on May 2, 2005. A copy of the Committee’s Charter is attached to this Proxy Statement as Appendix D. The report of the Audit Committee appears on page 26 of this Proxy Statement.
      Compensation Committee. Directors Frederick A. Krehbiel (Chair), Julia A. McGee and Robert C. McCormack serve as members of the Compensation Committee, which held four meetings in fiscal 2005. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” as defined in the applicable NYSE listing standards. The role of the Compensation Committee is to establish and oversee the policies that govern Company compensation and benefit practices and includes review of the salaries of the senior officers of the Company each year, evaluation of the performance of the CEO and setting his compensation level, and approval of management incentive awards and stock option grants. The report of the Compensation Committee on Executive Compensation appears on pages 22 to 24 of this Proxy Statement.
      Academic Committee. Directors Harold T. Shapiro (Chair), David S. Brown and Connie R. Curran serve as members of the Company’s Academic Committee, which was established to assure that the academic perspective is heard and represented at the highest policy-setting level, and incorporated in all of the Company’s activities and operations. The purpose of the Committee, which met three times in fiscal 2005, is to provide oversight of the Company’s academic policy and input to the Board regarding academic activities.
      Finance Committee. Directors Robert C. McCormack (Chair), David S. Brown and Connie R. Curran serve as members of the Company’s Finance Committee, which met two times during fiscal 2005. The Committee’s principal duties include review and recommendation with respect to the Company’s financing policies, including cash flow, capital structure and dividend policy, as well as risk management policy.
Compensation of Directors
      Directors are each paid a retainer of $24,000 per annum plus $1,500 for each Board of Directors meeting attended. Non-employee committee members are also paid $1,000 per committee meeting attended. In addition, the Chair of the Audit Committee receives an annual retainer of $10,000 for such services. Also, Directors are eligible to receive options under the Company’s 1999 and 2003 Stock Incentive Plans and are currently granted options for 6,000 shares upon election or re-election to the Board. These options vest in three annual installments beginning one year from the date of election. Directors are reimbursed for any reasonable and appropriate expenditures attendant to Board membership.
      Under the DeVry Inc. Board of Directors’ Deferred Compensation Plan, a Director may elect to defer all or a portion of Board compensation. Any amount so deferred is, at the Director’s election, valued as if invested in the Company’s Common Stock and/or the average yield on corporate bonds as determined by Mergent Bond Record, and is payable in cash in installments or as a lump-sum on or after termination of services as a Director.
CERTAIN TRANSACTIONS
      During fiscal year 2005 the Company paid The Revere Group, an information systems consulting organization, approximately $1.1 million for consulting services. Robert C. McCormack, one the Company’s Directors, is also a director of The Revere Group, and Trident Capital, Inc., of which Mr. McCormack is a founding partner, is an investor in the Revere Group. Also, Dennis J. Keller, Chair, and Ronald L. Taylor, CEO, are investors in Trident Capital, Inc.
      During the same fiscal year, the Company paid $132,433, and is expected to pay an additional $36,000 during fiscal 2006, to Lawrence Associates Incorporated (“LAI”) for two pilot tests of information technology services. Thomas Taylor, brother of the Company’s CEO, Ronald L. Taylor, is Executive Vice President and Chief Operating Officer of LAI.
      Management believes that these transactions and any relationships during fiscal year 2005 were on terms that were reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.
STOCKHOLDER COMMUNICATION WITH DIRECTORS
      Stockholders wishing to communicate with the Board of Directors should send any communication to: Secretary, DeVry Inc., One Tower Lane, Suite 1000, Oakbrook Terrace, Illinois 60181. Any such communication must be in writing, must set forth the name and address of the stockholder (and the name and address of the beneficial owner, if different), and must state the form of stock ownership and the number of shares beneficially owned by the stockholder making the communication. The Company’s Secretary will compile and periodically forward all such communication to the Board of Directors.
CODE OF BUSINESS CONDUCT AND ETHICS
      The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to its Directors, officers (including the CEO, the Chief Financial Officer and the Controller) and all other employees. The Code is intended to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code; and accountability for adherence to the Code. The Code is available in print, without charge, from the Secretary of the Company to any stockholder upon written request and is also available on the Company’s website, www.devryinc.com. The Company posts any amendments to or waivers from the Code (to the extent applicable to the Company’s directors and executive officers) on the Company’s website, www.devryinc.com.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires that the Company’s Directors, executive officers and holders of more than 10% of the Company’s Common Stock file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. During the fiscal year ended June 30, 2005, all such persons filed on a timely basis all reports required by Section 10(a) of the Exchange Act, except that executive officer O. John Skubiak was inadvertently late in filing one report on Form 4.

STOCK OWNERSHIP
      The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than five percent of the Common Stock, (2) each Director of the Company, (3) each nominee for election as Director, (4) each named executive officer, and (5) all Directors and officers of the Company as a group, in each case as of June 30, 2005, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.
Amount and Nature of Beneficial Ownership

	Amount and Nature of Beneficial Ownership

			Stock Options	Total Common
	Common Shares		Exercisable	Stock
	Beneficially Owned		within 60 days	Beneficially	Percentage
Name	Excluding Options(1)		of Record Date(2)	Owned	Ownership

Ariel Capital Management, LLC	7,073,600	(3)	—	7,073,600	10.0
200 E. Randolph Dr. Suite 2900 Chicago, IL 60601
Legg Mason Capital Management, Inc.	5,441,700	(3)	—	5,441,700	7.7
100 Light Street Baltimore, MD 21203
Baron Capital Management, Inc.	5,400,900	(3)	—	5,400,900	7.6
767 Fifth Avenue New York, NY 10153
Westport Asset Management Inc.	5,191,400	(3)	—	5,191,400	7.3
253 Riverside Avenue Westport, CT 06880
John W. Bristol & Company, Inc.	3,835,200	(3)	—	3,835,200	5.4
48 Wall Street New York, NY 10005
Dennis J. Keller	8,901,976		298,925	9,200,901	12.6
Ronald L. Taylor	1,897,780		418,925	2,316,705	2.7
Charles A. Bowsher	6,076	(4)	7,250	13,326	*
David S. Brown	83,500		14,000	97,500	*
Connie R. Curran	0		2,000	2,000	*
William T. Keevan	0		0	0	*
Frederick A. Krehbiel	14,100		23,250	37,350	*
Robert C. McCormack	106,334	(4)	11,500	117,834	*
Julia A McGee	18,000		14,750	32,750	*
Fernando Ruiz	0		0	0	*
Harold T. Shapiro	250		5,500	5,750	*
Daniel Hamburger	1,000		122,680	123,680	*
Norman M. Levine	44,938	(5)	80,725	125,663	*
O. John Skubiak	90,135		218,985	309,120	*
All Directors and Officers as a Group (36 persons)	11,200,149	(5)(6)	1,621,811	12,821,960	15.8

*	Represents less than one percent of the outstanding Common Stock.

(1)	“Common Stock Beneficially Owned” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable within 60 days after September 16, 2005, are shown separately.

(2)	Option prices for these shares range from $5.4375 to $38.8125 per share.

(3)	Shares as of July 31, 2005.

(4)	Includes shares held as deferred stock by nonemployee Directors as of June 30, 2005, that the Directors will receive upon termination of membership on the Board of Directors for any reason, as follows: Bowsher — 6,074 shares and McCormack — 1,245 shares. These shares result from the voluntary election by the Directors to defer the payment of Directors’ fees. No shares of common stock have as yet been issued, and the Directors have neither voting nor investment powers in these shares of deferred stock.

(5)	Includes shares held in the DeVry Inc. Profit Sharing Retirement Plan, as follows: Levine — 2,338 shares and all officers as a group — 14,476 shares.

(6)	Includes shares held in the DeVry Employee Stock Purchase Plan as follows: all officers as a group — 1,461 shares.

EXECUTIVE COMPENSATION
Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Awards		Payouts

						Securities
					Restricted	Underlying
				Other Annual	Stock	Options/	LTIP	All Other
Name and Principal Position	Year	Salary($)(1)	Bonus($)(1)(2)	Compensation($)(3)	Award(s)	SARs(#)(4)	Payouts	Compensation($)(5)

Ronald L. Taylor,	2005	900,000	180,000			200,500		97,337
CEO	2004	627,270	475,000			50,500		84,711
	2003	609,000	447,000			50,500		89,738
Dennis J. Keller,	2005	646,088	0			6,500		56,274
Board Chair	2004	627,270	475,000			50,500		61,944
	2003	609,000	447,000			50,500		78,211
Daniel Hamburger,	2005	400,000	180,000			125,000		19,456
President(6)	2004	306,000	200,000			19,200		1,871
	2003	192,857	128,000			50,000		156
O. John Skubiak,	2005	310,000	108,500			100,000		33,879
Executive Vice	2004	278,333	230,000			40,000		34,585
President	2003	250,000	225,000			30,000		23,636
Norman M. Levine,	2005	173,040	85,000			26,000		21,283
Sr. Vice President and	2004	168,000	90,000			12,500		28,938
Chief Financial Officer	2003	162,240	90,000			12,000		20,284

(1)	Amounts shown include cash compensation earned by the named executive officers during the year covered, including amounts deferred at the election of those officers. Each of the eligible named executive officers elected to defer a portion of his salary and bonus for fiscal years 2005 and 2006. For a description of the DeVry Inc. Deferred Compensation Plan, under which all of the above deferrals were effected, see “Compensation Committee Report on Executive Compensation” on page 24.

(2)	Amount includes bonuses earned in fiscal year 2005 and paid in fiscal year 2006.

(3)	During the covered fiscal years no named executive officer received any other annual compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for him in the two preceding columns.

(4)	Options to acquire shares of Common Stock.

(5)	These amounts represent personal financial planning expenses paid by the Company for the benefit of the named executive officers and the dollar value of insurance premiums paid by the Company with respect to term life insurance and supplemental health insurance for the benefit of the named executive officers. Under its group life insurance plan the Company provides life insurance to all employees in the amount of their annual salary up to $500,000. The following premiums were paid: Mr. Taylor, $21,031; Mr. Keller, $4,721; Mr. Hamburger, $800; Mr. Skubiak, $970; and Mr. Levine, $975.

(6)	Mr. Hamburger joined the Company in November 2002.
Option/ SAR Grants in Last Fiscal Year
      The following table provides information about options granted to the named executive officers during fiscal 2005 under the Company’s 1999 Stock Incentive Plan and 2003 Stock Incentive Plan. Under these plans, the Plan Committee determines the Directors or key employees eligible to participate and the number of shares to be granted (subject to Compensation Committee approval of employee grants of non-qualified and/or incentive stock options) and the prices at which and periods during which such options may be exercised (typically five-year vesting for employees and three-year vesting for Directors, with a 10-year exercise period). In no case may the exercise price be less than 100% of fair market value on the date of grant or, in the case of incentive stock options, the period of exercise be longer than 10 years from the date of grant.

The plans do not limit the number of individuals who may participate, and additional options may be granted to previous recipients of options.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs			Price Appreciation for
	Underlying	Granted to			Option Term
	Options/SARs	Employees in	Exercise or	Expiration
Name	Granted (#)	($/Sh)	Base Price	Date	5% ($)	10% ($)

Ronald L. Taylor	500	.03%	27.41	7/1/14	8,619	21,842
Ronald L. Taylor	100,000	6.8%	20.78	8/10/14	1,306,843	3,311,796
Ronald L. Taylor	100,000	6.8%	21.40	6/15/15	1,345,834	3,410,608
Dennis J. Keller	500	.03%	27.41	7/1/14	8,619	21,842
Dennis J. Keller	6,000	.41%	15.18	11/16/14	59,656	151,182
Daniel Hamburger	50,000	3.4%	20.78	8/10/14	653,421	1,655,898
Daniel Hamburger	75,000	5.1%	21.40	6/15/15	1,009,375	4,213,855
O. John Skubiak	50,000	3.4%	20.78	8/10/14	653,421	1,655,898
O. John Skubiak	50,000	3.4%	21.40	6/15/15	672,917	1,705,304
Norman M. Levine	12,000	.82%	20.78	8/10/14	156,821	397,415
Norman M. Levine	14,000	.96%	21.40	6/15/15	188,416	477,485
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
      The following table provides information about options exercised by the named executive officers during fiscal 2005 and the number and value of options held at the end of fiscal 2005, many of which are not yet exercisable. The Company does not have any stock appreciation rights outstanding.

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
	Shares		FY-End (#)	FY-End ($)(1)
Acquired on
	Exercise	Value	Exercisable/	Exercisable/
Name	(#)	Realized ($)	Unexercisable	Unexercisable

Ronald L. Taylor	13,724	213,717	361,225/196,900	759,425/73,800
Dennis J. Keller	42,000	755,175	261,225/102,900	759,425/98,400
Daniel Hamburger	—	—	98,840/95,360	97,600/146,400
O. John Skubiak	19,200	330,912	205,585/116,000	614,758/44,280
Norman M. Levine	—	—	81,725/35,400	322,740/17,712

(1)	Represents the difference between the closing price of the Common Stock on the New York Stock Exchange on June 30, 2005 and the exercise price of the option.
Profit Sharing Retirement Plan
      Employees of the Company and its subsidiaries participate in the 401(k) component of the DeVry Inc. Profit Sharing Retirement Plan (the “Profit Sharing Retirement Plan”), which, as of June 30, 2005, covered 3,771 of the Company’s employees, including 662 former employees. Under the Profit Sharing Retirement Plan, employees share in the success and profitability of the Company through a combination of Company matching and discretionary contributions to its eligible employees. Regular full-time employees and regular part-time employees who complete 1,000 hours of service during a Profit Sharing Retirement Plan Year (July 1–June 30) are automatically enrolled in the Profit Sharing Retirement Plan following their completion of one year of service to the Company. Eligible employees may choose to open a 401(k) account and contribute from one percent to 50% (one percent to six percent in the case of highly-compensated employees)

of their annual eligible compensation, subject to IRS annual contribution limitations. To those employees contributing one percent to a 401(k) account, the Company makes a matching contribution of one percent of their total annual eligible compensation (including salary, overtime pay and bonuses); to those employees contributing two percent or more, the Company makes a matching contribution of two percent of their total annual eligible compensation. Allocations of the Company’s discretionary profit sharing contribution under a formula based on salary and seniority are made to eligible employees who have completed one year of service as of the last day of any Profit Sharing Retirement Plan year.
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS
      The Company has entered into employment agreements having substantially identical terms with Dennis J. Keller and Ronald L. Taylor (each an “Executive”). Each agreement provides for an initial base salary, annual salary increases and annual bonuses for an initial term of employment ending on June 30, 2005, which thereafter continues until either the Executive or the Company provides the other with at least 150 days’ notice of termination. Each employment agreement provides that it may be terminated by the Company upon (1) the death of the Executive, (2) physical or mental disability of the Executive that prevents him from performing his duties for a continuous period of 180 days, or (3) for cause (as defined in the employment agreement). The Executive may terminate the agreement if (1) he is not accorded the authority, duties, obligations and prerogatives set forth in the agreement, (2) such authority, duties, obligations or prerogatives are materially or substantially reduced, (3) he is not paid or reimbursed amounts due him under the agreement, (4) the Company fails to observe its obligations under the agreement, or (5) a “change of control” (as defined in each agreement) of the Company occurs and the Executive resigns for any reason at any time during the 12-month period following the occurrence of a “change of control” after providing at least 30 days’ advance written notice of such resignation to the Company.
      Except in the case of death, disability, constructive dismissal or a resignation or retirement, the Executive shall be employed following the Executive’s termination of employment under the employment agreement pursuant to a Senior Advisor Agreement, beginning on the first day following the termination of the Executive’s employment. Under the terms of the Senior Advisor Agreement, the Executive serves as senior advisor to the Company with responsibilities and duties that include focusing on the strategy of and investor relations for the Company and serving as a senior advisor to the Board. The term of the Senior Advisor Agreement begins on the Senior Advisor employment date and ends on the 15th anniversary of that date and is divided into two periods, an initial five-year period and a final ten-year period. The Executive will be provided with an appropriate office and compensated for his services at the annual rate of $420,000 during the initial period and, during the final period, at an annual rate of $50,000, subject to annual increases at the budgeted annual average percentage increase for all Company employees, plus health, welfare and pension benefits consistent with past practice, as well as other fringe benefits on the same terms and to the same extent as provided by the Company to senior management employees, excluding special CEO benefits (e.g., incentive compensation, an automobile and club dues). Subject to certain cost limitations, the Company will also maintain an insurance policy providing $1 million in death benefits payable to the Executive’s designated beneficiary, and will reimburse expenses consistent with past practices of the Company and usages in effect from time to time. The Senior Advisor Agreement will terminate upon the Executive’s death or permanent disability or for cause. The Executive may terminate the agreement at any time. If the Executive’s termination occurs for any reason but cause, the Executive will be entitled to payment and benefits through the end of the period (either initial or final) in which the termination occurs and to continuation of medical coverage for the remainder of the lives of the Executive and his spouse. Such medical coverage is subject to a tax gross up if taxed to the Executive and to the requirement that the Executive secure Medicare coverage or whatever other medical coverage may otherwise then be available, which coverage shall, if lawful, be deemed primary.
      On August 9, 2005, the Company entered into a letter agreement with Dennis J. Keller that amended Mr. Keller’s employment agreement. The letter agreement provides for, among other things, an agreement that Mr. Keller is not obligated to devote more than one-half of his business time (as opposed to substantially all of his business time, as required pursuant to his original employment agreement) to the performance of his duties and as a result Mr. Keller’s annual base salary was reduced to one-half of its previous amount and an agreement and acknowledgment by the Company and Mr. Keller that Mr. Keller’s current term of employment with the Company shall be terminated on June 30, 2006 and that such termination shall not be deemed a termination for “Cause,” a “resignation or retirement that is not a Qualified Resignation or Retirement” or a “Constructive Dismissal” (as those terms are defined in the employment agreement). Except in the case of death, disability, constructive dismissal or a resignation or retirement, following June 30, 2006, Mr. Keller shall be employed by the Company as a senior advisor pursuant to his Senior Advisor Agreement and will remain as Board Chair of the Company.
      The Company has also entered into an employment agreement with Daniel Hamburger. The agreement provides for an initial base salary, annual salary increases and annual bonuses for an initial term of employment ending November 10, 2005, which continues thereafter until either Mr. Hamburger or the Company provides the other with at least 180 days’ notice. Mr. Hamburger’s employment terminates 180 days after the delivery of such notice, unless earlier terminated. The employment agreement provides that it may be terminated by the Company upon (1) the death of Mr. Hamburger, (2) his physical or mental disability that prevents him from performing his duties for a continuous period of 180 days, or (3) for cause (as defined in the employment agreement). Mr. Hamburger may terminate the agreement if (1) he is not accorded the authority, duties, obligations and prerogatives set forth in the agreement, (2) such authority, duties, obligations or prerogatives are materially or substantially reduced, (3) he is not paid or reimbursed amounts due him under the agreement, or (4) the Company otherwise fails to observe its obligations under the agreement. In the event the Company terminates the agreement or fails to continue or renew the agreement, or Mr. Hamburger terminates the agreement for any reason stated in the preceding sentence, he is entitled to severance payments equal to 12 times his monthly base salary. In the event of his termination following a change in control, as defined in the agreement, any unvested stock options will immediately vest and the severance payment will be 24 times the monthly base salary, plus prorated bonus.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
To Our Stockholders:
Compensation Philosophy
      The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the combined efforts of all employees working toward common objectives.
      The Company seeks to achieve these objectives through teamwork that is focused on meeting the expectations of its customers (students and their employers), various outside agencies (regulators and accreditors) and its stockholders. The Compensation Committee believes that the ability, skills and motivation of Company executive officers is critical to creating the maximum long-term return to our shareholders.
      The Committee has the responsibility, with respect to the Company’s executive officers, to implement that philosophy in a manner that will align executive compensation with the business objectives and performance of the Company and will also enable the Company to attract, retain and motivate executive officers to ensure its long-term success. To that end, the Committee is responsible for evaluating the performance of senior management, reviewing with senior management the performance of executive officers generally, and making recommendations to the Board of Directors for their compensation levels in terms of salaries, stock options, bonuses and related benefits.
      Under the current program, there are three principal components to the compensation of senior management: salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considers the total compensation of each executive in establishing the elements of senior management compensation. The Compensation Committee also determined that the Board Chair should receive for executive service as Board Chair a base salary only, and that the CEO and other members of senior management should be eligible to receive for executive service all three current components of compensation — salary, annual incentive compensation and long-term incentive compensation.
      The salary, annual incentive compensation and long-term incentive compensation paid by the Company to the CEO and the four other named executive officers of the Company in fiscal 2005 are set forth on page 19. The Compensation Committee believes that the executive officers of the Company continue to be dedicated to increasing stockholder value and that the Committee’s compensation policies contribute to this focus.
Salary
      In its annual review of the salaries of senior management, the Compensation Committee considers, among other factors, the responsibilities and individual performance (both in the current year and over time) of the executive, the Company’s performance and the performance of the executive’s business unit. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered.
      With respect to the CEO, the Committee’s policy is to provide total cash compensation that represents reasonable salary plus additional compensation determined by its view of his performance and the results of the Company. The primary factor leading the Committee to recommend an increase in Mr. Taylor’s salary of 44% for fiscal year 2005 compared to fiscal year 2004 was the fact that he assumed significant additional responsibilities when he became the Company’s sole CEO at the beginning of the year after serving as co-CEO.
Annual Incentive Compensation
      Annual incentive compensation for senior management other than the CEO consists of discretionary cash bonuses awarded annually to executives (and certain other management employees) based on the achievement of certain Company targets and personal objectives. These bonuses are the primary vehicle for recognizing and rewarding accomplishments in a given year. The specific bonus an executive receives is dependent on individual performance, level of responsibility and achievement of certain company targets.
      The Compensation Committee has adopted the premise that long-term growth is the single best proxy for stockholder interests. Annual incentive compensation for the CEO is set with this consideration in mind. Additionally, the Committee considers the nature, scope and level of the executive’s responsibilities. For fiscal year 2005, the Committee recommended to the Board that Mr. Taylor receive a cash bonus of $180,000, a decline from $475,000 paid in fiscal 2004. Although earnings declined for the year, the Committee concluded that a cash bonus in this amount was appropriate to reflect Mr. Taylor’s leadership, accomplishments and contributions, including the reorganization of the Company’s operations and structure, the development or acquisition of new or expanded programs, and the repositioning of some of the Company’s existing businesses, which are intended to position the Company for long-term growth. Although we consider compensation levels at companies most likely to compete with us for executive talent, our compensation decisions do not reflect any particular compensation level at those companies.
Long-term Incentive Compensation
      Stock options are used as the primary long-term incentive vehicle. Options provide executives and other key employees with the opportunity to acquire and maintain an equity interest in the Company and to share in the appreciation in value of its Common Stock. To assure that the value of every stockholder’s interest must appreciate before the option holder receives any benefit from the option, options have been granted at no less than the fair market value of the Company’s Common Stock on the date of grant. Additionally, options are generally granted with a 5-year vesting period and a 10-year exercise period so as to encourage executives and others to take a longer-term view of their individual contributions to the Company. However, for 2005 the Company granted stock options with immediate vesting, offering a greater short-term upside benefit to senior managers who are subject to salary freezes and/or reduction of bonuses compared to the previous year. The Compensation Committee believes that stock options are an important tool to align the long-term interests of management and stockholders.

      The CEO, the four other named executive officers and certain other executive officers were among the 616 Company employees granted stock options based on their performance during fiscal year 2005. Mr. Taylor’s award of options for 200,500 shares was made to reflect the achievements and contributions described above under “Annual Incentive Compensation.”
Deferred Compensation Plan
      In August 1999, the Committee approved another component of DeVry’s executive compensation program, the DeVry Inc, Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan is a voluntary, non-tax qualified, deferred compensation plan available to executive officers and certain other members of DeVry management that enable such individuals to save for retirement by deferring a portion of their current compensation. Under the Deferred Plan, participants are entitled to defer compensation until termination of service with DeVry or certain other specified dates. Participants may elect to have their deferred amounts credited with earnings based on various investment choices made available by the Committee for this purpose. Also, participants’ dependents are eligible to receive a pre-retirement death benefit. The purpose of this Deferred Plan is to encourage participants to remain in the service of DeVry as benefits of the Deferred Plan increase over time.
Deductibility
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly compensated executive officers employed at year-end. Certain compensation, including “performance-based compensation,” may qualify for an exemption from the deduction limit if it satisfies various technical requirements under Section 162(m). The Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy. The Committee reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program.
      Base salary and the amounts reflected in the other annual compensation and all other compensation columns of the Summary Compensation Table do not by their nature qualify as performance based compensation under Section 162(m). Annual incentive compensation has not previously qualified as “performance-based compensation,” although the DeVry Incentive Plan of 2005 proposed for adoption by stockholders at the 2005 Annual Meeting of Stockholders contains a feature that would permit annual incentive compensation to qualify in the future. The DeVry Incentive Plan of 2005, unlike the Company’s prior Stock Incentive Plans, also contains features that would allow option awards under the new plan to qualify as “performance-based compensation” so that any gain recognized by the option holder upon the exercise of options granted under that plan would not be subject to the Section 162(m) limitations on deductibility. See “Adoption of the DeVry Incentive Plan of 2005”, “— Benefits — Annual Management Incentive Awards” and “— Million Dollar Deduction Limit.” The Committee believes that all compensation received or recognized by the executive officers named in the Summary Compensation Table was deductible, except for a portion of the compensation of Mr. Taylor and Mr. Keller.
      This Compensation Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

COMPENSATION COMMITTEE

Frederick A. Krehbiel, Chair
Julia A. McGee
Robert C. McCormack

PERFORMANCE GRAPH
      The following graph and chart compare the total cumulative return (assuming dividend reinvestment) on the Company’s Common Stock during the period from June 30, 2000 through June 30, 2005 with the cumulative return on the NYSE Stock Market Index (U.S. Companies), and two industry group indices.
COMPARISON OF CUMULATIVE TOTAL RETURN SINCE JUNE 30, 2000
AMONG DEVRY INC., NYSE MARKET INDEX,
AND INDUSTRY GROUP INDICES

	June 30

	2000	2001	2002	2003	2004	2005

DeVry Inc.	100.0	136.6	86.4	88.1	103.7	75.3
NYSE Market Index — U.S. Companies	100.0	91.8	73.4	70.9	79.7	84.3
Industry Group Index — Current	100.0	232.4	297.5	438.8	601.0	543.6
Industry Group Index — Prior	100.0	232.4	297.5	438.8	601.0	542.9
      Data for this graph was prepared by Zacks Investment Research.
      Assumes $100 was invested on June 30, 2000 in DeVry Inc. Common Stock, the NYSE Stock Market Index (U.S. Companies), the Industry Group-Current(1) and the Industry Group-Prior(1), and that all dividends were reinvested.

(1)	The Industry Group-Current consists of the following companies selected on the basis of the similarity in the nature of their business: Apollo Group, Inc., Apollo Group, Inc.-University of Phoenix, Career Education Corp., Concorde Career Colleges, Corinthian Colleges, Inc., Education Management Corp., ITT Educational Services, Inc., Laureate Education Inc., Lincoln Educational Services, Strayer Education, Inc., and Universal Technical Institute. The Company believes that, including itself, these companies represent the majority of the market value of publicly traded companies whose primary business is education. The only change to the index was the addition of a company considered to operate in the education industry whose stock was initially traded in the current fiscal year.

      The Industry Group-Prior consists of the following companies selected on the basis of the similarity in the nature of their business: Apollo Group, Inc., Apollo Group, Inc.-University of Phoenix, Career Education Corp., Concorde Career Colleges, Corinthian Colleges, Inc., Education Management Corp., ITT Educational Services, Inc., Laureate Education Inc., Strayer Education, Inc., and Universal Technical Institute.
AUDIT COMMITTEE REPORT
To Our Stockholders:
      The Audit Committee of DeVry Inc., which met 10 times during the last fiscal year, consists of three independent Directors and operates under a written charter that conforms to the NYSE listing standards and the Securities and Exchange Commission’s implementing regulations.
      Management is responsible for the Company’s internal controls and the financial reporting process from which it prepares the financial statements. The Company’s independent accountants are responsible for performing an independent audit of the annual financial statements of the Company and expressing an opinion on those statements. The Audit Committee monitors the Company’s financial reporting processes, including its internal control systems.
      The principal duties of the Audit Committee include the selection of the Company’s independent accountants, subject to ratification by the stockholders; discussing with the independent accountants the independent accountants’ independence; monitoring the scope, approach and results of the annual audits; reviewing and discussing the annual audited and quarterly unaudited financial statements with management and the independent accountants; and discussing with management and the independent accountants the Company’s internal control systems.
      With respect to the Company’s audited financial statements for the fiscal year ended June 30, 2005:

•	The Audit Committee has reviewed and discussed the audited financial statements with management;

•	The Audit Committee has met with PricewaterhouseCoopers LLP, the Company’s independent accountants, and discussed the matters required by Statement of Auditing Standards No. 61, as amended, and Securities and Exchange Commission Regulation S-X, Rule 2-07; and

•	The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PricewaterhouseCoopers LLP their independence.
      In reliance upon the Audit Committee’s reviews and discussions with both management and PricewaterhouseCoopers LLP referred to above, management’s representations and the report of PricewaterhouseCoopers LLP on the Company’s audited financial statements, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2005 be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.
      In addition, the Audit Committee has appointed, subject to stockholder ratification, PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year 2006.
      This Audit Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

Charles A. Bowsher (Chair)
David S. Brown
Harold T. Shapiro

AUDIT FEES
      The Audit Committee appointed PricewaterhouseCooopers LLP (“PwC”) as the Company’s independent public accountants for the fiscal year ended June 30, 2005. The Company’s stockholders ratified the engagement at the Annual Meeting of Stockholders on November 16, 2004. In addition to engaging PwC to audit the consolidated financial statements for the Company and its subsidiaries for the year and review the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, the Audit Committee also engaged PwC to provide various other audit and audit related services – e.g., auditing of the Company’s compliance with student financial aid program regulations.
      The Sarbanes-Oxley Act of 2002 prohibits an independent public accountant from providing certain non-audit services for an audit client. These rules became effective in May 2003. The Company engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include, from time to time, business and asset valuation studies, and services in the fields of law, human resources, information technology, employee benefits and tax structure and compliance.
      The aggregate amounts included in the Company’s financial statements for fiscal 2005 and 2004 for fees billed or to be billed by PwC for audit and other professional services, respectively, were as follows:

	Fiscal 2005	Fiscal 2004

Audit Fees	$1,641,821	$1,081,717
Audit Related Fees	—	—
Tax Fees	179,082	325,304
All Other Fees	—	—

Total	$1,820,903	$1,407,021

      Audit Fees — Includes all services performed to comply with generally accepted auditing standards (“GAAS”) in conjunction with the annual audit of the Company’s financial statements and the audit of internal control over financial reporting. In addition, this category includes fees for services in connection with the Company’s statutory and regulatory filings, consents and review of filings with the Securities and Exchange Commission such as the annual report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K. Also included are services rendered in connection with the required annual audits of the Company’s compliance with the rules and procedures promulgated for the administration of federal and state student financial aid programs.
      Audit Related Fees — Includes all assurance and related services such as for employee benefit plan audits and due diligence related to acquisitions.
      Tax Fees — Includes all services related to tax compliance, tax planning, tax advice, assistance with tax audits and responding to requests from the Company’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. The Company’s Audit Committee has considered the nature of these services and concluded that these services may be provided by the independent public accountant without impairing their independence.
      All Other Fees — None.
      For fiscal year 2005, none of the services provided by PwC were provided pursuant to the de minimis exception to the pre-approval requirements contained the applicable rules of the Securities and Exchange Commission.
      The Audit Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PwC for audit and all other services. This review includes a description of the services to be performed and the estimated fees for such services. Following such review, each proposed service is approved, modified or denied as appropriate. A record of all such approvals is maintained in the files of the Audit Committee for future reference. All services provided by PwC during the past year were approved by the Audit Committee prior to their undertaking.
      The Audit Committee has adopted a policy for approving all permitted audit, audit-related, tax and non-audit services to be provided by PwC in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent auditors under this de minimis exception is presented to the Audit Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy. Prior to the Audit Committee’s consideration for approval, management provides the Audit Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Audit Committee consideration and approval generally occurs at a regularly scheduled Audit Committee meeting. For projects that require an expedited decision because they should begin prior to the next regularly scheduled meeting, requests for approval may be circulated to the Audit Committee by mail, telephonically or by other means for their consideration and approval. When deemed necessary, the Audit Committee has delegated pre-approval authority to its Board Chair. Any engagement of the independent accountants under this delegation will be presented for informational purposes to the full Audit Committee at their next meeting.
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
      The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, as independent public accountants for the Company and its subsidiaries for fiscal year 2006. The Board of Directors recommends to the stockholders that the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company and its subsidiaries be ratified. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of independent public accountants will be reconsidered by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from stockholders.
Approval by Stockholders
      The ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for fiscal year 2006 will require the affirmative vote of a majority of the shares of Common Stock of the Company outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for fiscal year 2006.
      The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for fiscal year 2006.
STOCKHOLDER PROPOSALS — 2006 ANNUAL MEETING
      Stockholder proposals intended to be presented at the 2006 Annual Meeting must be received by the Company no later than June 22, 2006, to be eligible for inclusion in the Proxy Statement and form of proxy for the meeting. Also, under the Company’s By-Laws, other proposals that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting only if they are received by the Company in the form of a written notice, directed to the attention of the Company’s Secretary, not later than September 11, 2006. The notice must contain the information required by the By-Laws.

OTHER BUSINESS
      The Board of Directors is aware of no other matter that will be presented for action at this meeting. If any other matter requiring a vote of the stockholders properly comes before the meeting, the Proxy Committee will vote and act according to their best judgment.

By Order of the Board of Directors

David M. Webster
Secretary

Appendix A
DeVry Inc.
Employee Stock Purchase Plan
SECTION 1.     PURPOSE.
      The DeVry Inc. Employee Stock Purchase Plan, established effective August 1, 1993 and amended and restated effective January 1, 2006, is intended to encourage and facilitate the purchase of the Company’s common stock by eligible employees. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” within the meaning of Code Section 423.
SECTION 2.     DEFINITIONS.
      (a) “Board” means the board of directors of the Company.
      (b) “Code” means the Internal Revenue Code of 1986, as amended.
      (c) “Common Shares” means the shares of the Company’s common stock, par value $0.01 per share.
      (d) “Company” means DeVry Inc., a Delaware corporation, and any successor thereto.
      (e) “Compensation” means total gross compensation including salary, bonuses and commissions of an employee, but excluding any amounts realized from the exercise of a stock option, or from the sale, exchange or other disposition of Common Shares acquired under the Plan.
      (f) “Employer” means the Company and any Subsidiary for which the Board approves participation in the Plan.
      (g) “Enrollment Date” means the first day of each Purchase Period.
      (h) “Fair Market Value” means the closing price of the Company’s common stock on the New York Stock Exchange on the Purchase Date, as reported for New York Stock Exchange Composite Transactions in the Wall Street Journal or such other source as the Company shall specify.
      (i) “Participant” means any employee of an Employer who meets the eligibility requirements of Section 5 and who has enrolled in the Plan pursuant to Section 6.
      (j) “Plan” means the DeVry Inc. Employee Stock Purchase Plan herein set forth and any amendment thereto.
      (k) “Purchase Date” means the last business day of each month.
      (l) “Purchase Period” means the period commencing on the first business day following the most recent Purchase Date and ending on the next Purchase Date.
      (m) “Purchase Price” means ninety-five percent (95%) of the Fair Market Value of a Common Share.
      (n) “Subsidiary” means a subsidiary of the Company as defined in Code Section 424(f).
SECTION 3.     ADMINISTRATION.
      The Plan shall be administered by the Company or its designee or designees. Subject to the express provisions of the Plan, the Company shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan. The Company’s determinations on the matters referred to in this Section shall be conclusive. No employee of the Company shall be personally liable for any decision or determination made in good faith under the Plan.

SECTION 4.     NUMBER OF COMMON SHARES OFFERED.
      (a) The maximum number of Common Shares that shall be available for purchase under the Plan shall be 200,000, subject to adjustment as provided in Section 11. The Common Shares to be sold under the Plan may at the election of the Company be either treasury shares (including Common Shares acquired by the Company directly or through a broker or other agent for use pursuant to the Plan) or shares originally issued for such purpose.
      (b) No Participant may purchase Common Shares under the Plan as of any Purchase Date that would result in the aggregate Fair Market Value (determined as of each applicable Purchase Date) of all Common Shares purchased under the Plan by the Participant in the current calendar year to exceed $25,000.
      (c) In the event that, as of any Purchase Date, Participants would purchase more Common Shares than are currently available under Section 4(a), the maximum number of Common Shares that any Participant shall be permitted to purchase on such Purchase Date shall be reduced until the total number of Common Shares that all Participants purchase in the aggregate equals the number of Common Shares available under Section 4(a). The reduction shall be made proportionately based upon by each Participant’s accumulated payroll deductions.
SECTION 5.     ELIGIBILITY.
      (a) Employees of an Employer shall be eligible to participate in the Plan as of their first day of employment, except for those employees (1) whose customary employment is twenty (20) hours or less per week, (2) whose customary employment is not for more than five (5) months in any calendar year, (3) who are prohibited by the laws and regulations of the nation of their residence or employment from participating in the Plan, as determined by the Company, or to whom the Company may not offer or sell Common Shares under the Plan, or (4) who are executive officers of the Company or other individuals for whom the Company is required to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.
      (b) Notwithstanding anything in the Plan to the contrary, no employee shall be entitled to participate in the Plan if such employee, immediately after a purchase of Common Shares, would own (within the meaning of Code Section 423(b)(3)) Common Shares possessing five (5%) percent or more of the total combined voting power of value of all classes of stock of the Company or its Subsidiaries, actually issued and outstanding immediately after such purchase.
SECTION 6.     ENROLLMENT.
      (a) On any Enrollment Date coincident with or next following the date on which an employee becomes eligible to participate pursuant to Section 5, the employee may execute and submit to the Company an agreement in the form approved by the Company, in order to purchase Common Shares under the Plan.
      (b) An election to purchase Common Shares shall not constitute a contract to purchase. Such an election shall merely notify the Company of the amount of the payroll deduction authorized by the Participant for the Purchase Period and each succeeding Purchase Period until the Participant submits a subsequent election pursuant to Section 7(b).
SECTION 7.     PAYMENT FOR SHARES.
      (a) Concurrently with submitting an election to participate in the Plan, the Participant shall authorize a payroll deduction during each Purchase Period. A Participant may elect to have deducted from payroll a stated whole dollar amount of the Participant’s Compensation, subject to the following: (1) the minimum dollar amount deducted each payroll period must be at least five dollars ($5.00), and (2) the stated dollar amount must not exceed ten percent (10%) of the Participant’s Compensation for each payroll period. Subject to the reductions provided in Sections 4(b) and (c), the total amount of payroll deductions shall be used to purchase Common Shares. No interest will accrue or be paid on Participants’ payroll deductions.

      (b) Each Participant’s election shall remain in effect for each Purchase Period subsequent thereto until the Participant elects either to (1) cease future payroll deductions, or (2) increase or decrease payroll deductions by completing and submitting a new agreement to the Company. Any change shall be permitted only once per calendar month and shall be effective as of the next issued payroll check, if submitted to the Company, in writing, no later than ten (10) business days prior to the issuance of such check.
      (c) On each Purchase Date, each Participant’s accumulated payroll deductions shall be used to purchase Common Shares for the Participant, the number of whole or fractional Common Shares to be determined by dividing the Participant’s accumulated payroll deductions by the Purchase Price on the Purchase Date.
SECTION 8.     ISSUANCE AND DELIVERY OF SHARES.
      As soon as practicable after each Purchase Date, the Company shall initiate a transfer to the third-party administrator of the Common Shares purchased on behalf of each Participant. The third-party administrator shall maintain a recordkeeping account for each Participant to specify the number of Common Shares purchased for such Participant. The third-party administrator shall transfer any Common Shares owned by a Participant to such other account as the Participant shall direct upon compliance by the Participant with such procedures and payment of such reasonable fees as the third-party administrator shall establish.
SECTION 9.     TERMINATION OF EMPLOYMENT.
      Upon termination of employment with an Employer for any reason (including death), the Participant’s accumulated payroll deductions currently being held by the Company or its designee that have not been used to purchase Common Shares shall be returned to the Participant (or Beneficiary) as soon as administratively practicable.
SECTION 10.     RIGHTS NOT TRANSFERABLE.
      The right to purchase Common Shares under the Plan shall not be transferable by any Participant or exercisable, during the Participant’s lifetime, by any person other than the Participant.
SECTION 11.     CHANGES AFFECTING THE COMMON SHARES.
      (a) In the event of a split, subdivision or consolidation of outstanding Common Shares, or in the event of any “corporate transaction” as defined in Treasury Regulations Section 1.424-1(a)(3), other than a transaction described in Section 11(b), the number of Common Shares subject to purchase under Section 4, in the sole discretion of the Board, may be adjusted in such manner as may be deemed necessary or equitable by the Board to give proper effect to such event. Notwithstanding anything in the Plan to the contrary, all adjustments to the Common Shares shall be made in such a manner as to comply with the requirements of Code Sections 423 and 424.
      (b) Upon dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, the Company or its designee shall pay each Participant the amount of the Participant’s accumulated payroll deductions that have not been used to purchase Common Shares.
SECTION 12.     RIGHTS OF A SHAREHOLDER.
      No Participant shall have the rights or privileges of a shareholder of the Company with respect to Common Shares purchasable under the Plan unless and until the Participant shall become the holder of record of the Common Shares.
SECTION 13.     AMENDMENT OF THE PLAN.
      The Board may at any time, and from time to time, amend the Plan in any respect, except that, without the approval of the shareholders of the Company, no amendment may be made that changes the number of Common Shares reserved for issuance under the Plan (other than as provided in Section 11).

SECTION 14.     TERMINATION OF THE PLAN.
      The Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the current Purchase Period shall terminate immediately without additional purchases of Common Shares, the Company shall terminate payroll deductions, and the Company or its designee shall refund to the Participants any accumulated payroll deductions that have not been used to purchase Common Shares.
SECTION 15.     COMPLIANCE WITH STATUTES AND REGULATIONS.
      The issuance of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including federal and state securities laws and regulations, and with the rules of the New York Stock Exchange.
SECTION 16.     CHOICE OF LAW.
      All questions concerning the construction, validity and interpretation of the Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Appendix B
DeVry Inc.
Incentive Plan of 2005
      1. Purpose. The purposes of the DeVry Inc. Incentive Plan of 2005 (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with DeVry Inc. (“DeVry” or the “Company”) and its subsidiaries or to serve as directors of DeVry, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and DeVry’s stockholders by providing them stock options and other stock and cash incentives.
      2. Administration. The Plan will be administered by the Compensation Committee (the “Committee”) of the DeVry Board of Directors, which consists of two or more directors as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(a) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(b) the New York Stock Exchange may establish pursuant to its rule-making authority; and

(c) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
The Committee shall have the authority to construe and interpret the Plan and any awards granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other awards at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of DeVry and its stockholders and in accordance with the purposes of the Plan. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members. The Committee shall authorize the Company’s chief executive officer (the “CEO”) or one or more other officers of the Company to select employees to participate in the Plan and, from the total number of option shares and other awards approved by the Committee, to determine the number of option shares and other awards to be granted to such participants, except with respect to awards to officers subject to Section 16 of the Exchange Act or officers who are or may become “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”). Any reference in the Plan to the Committee shall include such authorized officer or officers. The CEO or such other officer(s) authorized to select employees to receive such option shares and other awards shall provide written notice of all such action to the Committee.
      3. Participants. Participants may consist of all employees of DeVry and its subsidiaries and all non-employee directors of DeVry. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by DeVry shall be a subsidiary for purposes of the Plan. Designation of a participant in any year shall not require the Committee to designate that person to receive an award in any other year or to receive the same type or size of award as granted to the participant in any other year or as granted to any other participant in any year. The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall consider all factors deemed relevant in selecting participants and in determining the type and amount of their respective awards.
      4. Shares Available under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 3 million shares of DeVry common stock. If there is (i) a lapse, expiration, termination or cancellation of any Stock Option or other award prior to the issuance of shares thereunder or (ii) a forfeiture of any shares of restricted stock or shares subject to stock awards prior to vesting, the shares subject to these options or other awards shall be added to the shares available for awards under the Plan. Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares covered by an award which is settled in cash, shall be added to the shares available for awards under the Plan. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by DeVry. Under the Plan, no participant may receive in any calendar year (i) Stock Options relating to more than 150,000 shares, (ii) Restricted Stock or Restricted Stock Units relating to more than 50,000 shares, (iii) Stock Appreciation Rights relating to more than 125,000 shares, or (iv) Performance Shares relating to more than 50,000 shares. No non-employee director may receive in any calendar year Stock Options relating to more than 15,000 shares or Restricted Stock Units relating to more than 5,000 shares. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 15 hereof. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Notwithstanding anything else contained in this Section 4 the number of shares that may be issued under the Plan for awards other than Stock Options or Stock Appreciation Rights shall not exceed a total of 2 million shares (subject to adjustment in accordance with Section 15 hereof).
      5. Types of Awards. Awards under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Cash Awards, Annual Management Incentive Awards and Other Stock or Cash Awards, all as described below.
      6. Stock Options. Stock Options may be granted to participants, at any time as determined by the Committee. The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option shall be determined by the Committee but in the case of an Incentive Stock Option shall not be less than 100% of the fair market value of DeVry’s common stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any option, shall be payable to DeVry in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares having a fair market value at the time of exercise equal to the option price or certification of ownership of such previously-acquired shares, (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to DeVry the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to DeVry, and (d) such other methods of payment as the Committee, at its discretion, deems appropriate. In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option.
      7. Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) may be granted to participants at any time as determined by the Committee. The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall determine the number of SARs to be granted to each participant. A SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The grant price of a tandem SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the fair market value of DeVry’s common stock on the date of its grant. A SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a tandem SAR or ten years in the case of a free-standing SAR. Upon exercise of a SAR, the participant shall be entitled to receive payment from DeVry in an amount determined by multiplying the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee. In no event shall the Committee cancel any outstanding SAR for the purpose of reissuing the right to the participant at a lower exercise price or reduce the exercise price of an outstanding SAR.
      8. Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units may be awarded to participants under such terms and conditions as shall be established by the Committee. The

Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall determine the amount or number of Restricted Stock and Restricted Stock Units to be granted to each participant. Restricted Stock Units provide participants the right to receive shares at a future date upon the attainment of certain conditions specified by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions and conditions as the Committee determines, including, without limitation, any of the following:

(a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

(b) a requirement that the holder forfeit such shares or units in the event of termination of employment during the period of restriction; or

(c) the attainment of performance goals described in Section 13 hereof.
All restrictions shall expire at such times as the Committee shall specify.
      9. Performance Stock. The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall designate the participants to whom performance stock (“Performance Stock”) is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award; provided the stated performance period will not be less than 12 months. Each award of Performance Stock shall entitle the participant to a payment in the form of shares of common stock upon the attainment of performance goals and other terms and conditions specified by the Committee.
      Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a Performance Stock award.
      10. Performance Cash Awards. The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall designate the participants to whom Performance Cash Awards (“Performance Cash Awards”) are to be awarded and determine the number of units and the terms and conditions of each such award; provided the stated performance period will not be less than 12 months. Each Performance Cash Award shall entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee.
      Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Cash Awards upon satisfaction of any performance goal by any participant who is a Covered Employee and the maximum amount earned by a Covered Employee in any calendar year may not exceed $1,000,000. The Committee may, in its discretion, substitute actual shares of common stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Cash Award.
      11. Annual Management Incentive Awards. The Committee may designate DeVry executive officers who are eligible to receive a monetary payment in any calendar year based on a percentage of an incentive pool equal to 5% of DeVry’s consolidated operating earnings for the calendar year. The Committee shall allocate an incentive pool percentage to each designated participant for each calendar year. In no event may the incentive pool percentage for any one participant exceed 20% of the total pool. Consolidated operating earnings shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Special Items. Special Items shall include (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting regulations or laws, or (iii) the effect of a merger or acquisition, as determined in accordance with generally accepted accounting principles.

      As soon as possible after the determination of the incentive pool for a Plan year, the Committee shall calculate the participant’s allocated portion of the incentive pool based upon the percentage established at the beginning of the calendar year. The participant’s incentive award then shall be determined by the Committee based on the participant’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a participant who is a Covered Employee be increased in any way, including as a result of the reduction of any other participant’s allocated portion.
      12. Other Stock or Cash Awards. In addition to the incentives described in sections 6 through 11 above, the Committee may grant other incentives payable in cash or in common stock under the Plan as it determines to be in the best interests of DeVry and subject to such other terms and conditions as it deems appropriate; provided an outright grant of stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.
      13. Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Cash Awards and other incentives under the Plan shall be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of DeVry common stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Awards of Stock Options under the Plan may be made subject to attainment of such performance goals. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude Special Items (as defined in section 11 above). In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a performance goal.
      14. Change in Control. Except as otherwise determined by the Committee at the time of grant of an award, upon a Change in Control of DeVry, all performance goals shall be deemed achieved at target levels and all other terms and conditions met; all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all Performance Stock shall be delivered; all Performance Cash Awards and Restricted Stock Units shall be paid out as promptly as practicable; all Annual Management Incentive Awards shall be paid out based on the consolidated operating earnings of the immediately preceding year or such other method of payment as may be determined by the Committee at the time of award or thereafter but prior to the Change in Control; and all Other Stock or Cash Awards shall be delivered or paid. A “Change in Control” shall mean:

(i) the sale or disposition by the Company of all or substantially all of the assets of the Company (or any transaction having a similar effect);

(ii) the consummation of a merger or consolidation of the Company with any other entity other than (A) a merger or consolidation which would result in the voting interests of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting interests of the surviving entity) at least 50% of the combined voting power of the voting interests of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction); or

(iii) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934,

as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding voting interests of the Company but excluding, for this purpose, any such acquisition by the Company or any of its affiliates, or by any employee benefit plan (or related trust) of the Company or any of its affiliates.

      15. Adjustment Provisions.

(a) In the event of any change affecting the shares of DeVry Common Stock by reason of stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of shares, stock rights offering, liquidation, extraordinary cash dividend, disaffiliation of a subsidiary or similar event, the Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to outstanding awards to reflect such event, including without limitation, (1) adjustments in the aggregate number or class of shares which may be distributed under the Plan, the maximum number of shares which may be made subject to an award in any calendar year and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan; (2) the substitution of other property (including, without limitation, other securities) for the stock covered by outstanding awards; and (3) in connection with any disaffiliation of a subsidiary, arrangement for the assumption, or replacement with new awards, of awards held by participants employed by the affected subsidiary by the entity that controls the subsidiary following the disaffiliation.

(b) In the event of any merger, consolidation or reorganization of DeVry with or into another corporation which results in the outstanding common stock of DeVry being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee in its discretion, for each share of common stock then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of DeVry will be entitled pursuant to the transaction.
      16. Substitution and Assumption of Awards. The Board of Directors or the Committee may authorize the issuance of awards under this Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of DeVry or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as the Committee may deem appropriate.
      17. Nontransferability. Each award granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any award or payment with respect to any award shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the award shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at its discretion, the Committee may permit the transfer of a Stock Option by the participant, on a general or specific basis, subject to such terms and conditions as may be established by the Committee.
      18. Taxes. DeVry shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and DeVry may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt of shares hereunder by electing to have DeVry withhold shares of common stock, having a fair market value equal to the amount required to be withheld.
      19. Duration, Amendment and Termination. No award shall be granted more than ten years after the date of adoption of this Plan by the Board of Directors; provided, however, that the terms and conditions applicable to any award granted on or before such date may thereafter be amended or modified by mutual agreement between DeVry and the participant, or such other person as may then have an interest therein. The Board of Directors or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant’s consent. No material amendment of the Plan shall be made without stockholder approval.
      20. Fair Market Value. The fair market value of DeVry’s common stock at any time shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.
      21. Other Provisions.

(a) Any award under the Plan may also be subject to other provisions (whether or not applicable to an award granted to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of common stock after exercise or vesting of awards, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of an award for such period and upon such terms as the Committee shall determine.

(b) In the event any award under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(c) The Committee, in its sole discretion, may require a participant to have amounts or shares of common stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company’s books of account.
      22. Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).
      23. Stockholder Approval. The Plan was adopted by the Board of Directors on September 13, 2005, subject to stockholder approval. The Plan and any awards granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

Appendix C
DeVry Inc.
Director Nominating Process
(Adopted by the Board of Directors on August 10, 2004)
      The Governance Committee (“Committee”) of the Board of Directors (“Board”) is responsible for making recommendations of nominees for directors to the Board. Nominees are selected on the basis of, among other things, knowledge, experience, skills, expertise, diversity, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. When considering nominees the Committee seeks to ensure that the Board as a whole possesses, and individual members possess at least one of the following competencies:

•	accounting and finance,

•	business judgment,

•	management,

•	industry knowledge,

•	leadership,

•	strategy/vision.
      In screening director nominees, the Committee will review potential conflicts of interest, including interlocking directorships and substantial business, civic, and social relationships with other members of the Board that could impair the prospective nominee’s ability to act independently.
      The Committee will not only consider nominees that it identifies, but will consider nominees submitted by shareholders in accordance with the process for shareholder nominees identified in our By-laws. All shareholder nominees are to be submitted in writing to the Corporate Secretary, DeVry Inc., One Tower Lane, Oakbrook Terrace, IL 60181-4624, not less than 60 days prior to the anniversary of the immediately preceding annual meeting. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy):

a.	the name and address, as they appear on our books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;

b.	the number of shares of DeVry Inc. common stock which are beneficially owned by such shareholder or beneficial owner or owners;

c.	a representation that such shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;

d.	the name and residence address of the person or persons to be nominated,

e.	a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder,

f.	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and

g.	the written consent of each nominees to be named in a proxy statement and to serve as a director if so elected; and

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h.	in the case of any other business that such shareholder proposes to bring before the meeting,

•	a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these By-laws, the language of the proposed amendment,

•	such shareholder’s and beneficial owner’s or owners’ reasons for conducting such business at the meeting and

•	any material interest in such business of such shareholder and beneficial owner or owners.
      In identifying potential nominees and determining which nominees to recommend to the Board, the Committee may retain the services of a professional search firm or other third party advisor. In connection with each vacancy, the Committee will develop a specific set of ideal characteristics for the vacant director position. The Committee will look at nominees it identifies and any identified by shareholders on an equal basis using these characteristics and the general criteria identified above.

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Appendix D
DeVry Inc.
Audit Committee Charter
I.     Authority
      The Audit Committee (the “Committee”) of DeVry Inc. (the “Company”) is established, pursuant to the Bylaws of the Company, to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities for the Company.
II.     Purpose
      The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities of the Company, including, but not limited to oversight of the following:

1. quality and integrity of the Company’s financial statements;

2. the disclosure and financial reporting process, including the Company’s disclosure controls and procedures;

3. the Company’s compliance with policies under the Company’s Code of Business Conduct and Ethics (“Code”) and with legal and regulatory requirements;

4. qualifications, independence and performance of the Company’s independent accountants;

5. performance of the Company’s internal audit function; and

6. maintenance of internal controls regarding financial, accounting and legal compliance consistent with good business practices.
      In so doing, it is the responsibility of the Committee to encourage open communication between the Committee, the outside auditors, the internal auditors (or other persons carrying on the internal audit function) and management of the Company.
      The Committee’s responsibilities are ones of thoughtful oversight, recognizing that the Company’s management is responsible for the integrity and preparation of the Company’s financial statements and that the Company’s outside auditors are responsible for auditing those financial statements.
      In discharging its oversight role, the Committee is empowered to (i) investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and (ii) engage and, on behalf of the Company, compensate, or require the compensation of, independent counsel and other advisers, including accounting advisers, as it determines necessary to carry out its duties.
III.     Membership
      The Committee shall be comprised of not less than three members of the Board. The Company’s Nominating and Governance Committee (“Nominating Committee”) shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating Committee shall recommend to the Board, and the Board shall designate, the Chair of the Committee. Members of the Committee shall serve for one year or until their successors are duly elected and qualified.
      Each member of the Committee shall be independent in accordance with the rules of the Securities and Exchange Commission (the “SEC”), New York Stock Exchange (the “NYSE”) and any other regulatory body having jurisdiction over the Company’s financial reporting. All members shall be financially literate in accordance with the rules of the NYSE. At least one member of the Committee shall have auditing, accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. In addition, no member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board determines that such simultaneous service will not impair the ability of such member to effectively serve on the Committee.
IV.     Responsibilities
      The duties and responsibilities of a member of the Committee contained herein shall be in addition to those required for a member of the Board.
      The primary general responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and requirements of law. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, and for the appropriateness and legality of the accounting principles and reporting policies that are used by the Company and, along with the internal auditors, for developing and maintaining systems of internal accounting and financial controls. The outside auditors are responsible for auditing the Company’s financial statements annually, for reviewing the Company’s unaudited interim financial statements and for reporting on certain matters to the Committee. The Committee expects the auditors and management to call to their attention any accounting, auditing, internal accounting control, regulatory or other related matters that they believe warrant consideration or action.
      While the fundamental responsibility for the Company’s financial statements and disclosures rests with management, as reviewed by the outside auditors, the Committee should request management, internal auditors and outside auditors to inform them of, and should review:

•	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

•	the effect of insider transactions on the financial statements of the Company under Section 401 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”);

•	earnings press releases and other reports or written or electronic material (including website posted material) disclosing “pro forma,” or “adjusted” non-GAAP, information; and

•	communications received from and Company responses to governmental officials and generally reliable published reports, including such communications and responses concerning significant litigation, contingencies and claims against the Company, that raise material issues regarding the Company’s financial statements or accounting matters.
      Within the overall general responsibility the following shall be specific duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate, but shall have them reviewed and approved annually by the Board.
1.     Financial Statements

•	Meet to review and discuss with management and the outside auditor the annual audited and quarterly unaudited financial statements of the Company prior to their being filed with the SEC, including: (a) an analysis of the outside auditors’ judgment as to the quality of the Company’s accounting principles and judgments made in connection with the preparation of the financial statements, including analyses of the effect of alternative GAAP methods on the financial statements; (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and (d) the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Receive, review and discuss reports from the outside auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; (c) any communications between the outside auditors and its national office respecting auditing or accounting issues presented by the audit engagement; and (d) other material written communications between the outside auditors and management, such as any management letter, schedule of unadjusted differences, reports on observations and recommendations on internal controls or a listing of adjustments and reclassifications not recorded.

•	Review and discuss with management and the outside auditor information regarding any “second” opinions sought by management from an outside auditor with respect to the accounting treatment of a particular event or transaction.

•	Review, prior to issuance, earnings releases, and review and discuss generally the types of information to be disclosed, and the type of presentations to be made, including the use of “non-GAAP financial measures,” in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. The Chair of the Committee may represent the entire Committee for purposes of the review of earnings release and such other information.

•	Review and discuss with the co-CEOs and CFO the basis for the certifications to be provided in the Company’s Form 10-K and Form 10-Qs.

2.     Internal Control Environment

•	Review and discuss with the outside auditors, the head of the internal audit department (or other persons responsible for the internal audit function) and management the adequacy and effectiveness of the Company’s internal accounting and financial controls, including:

•	any significant deficiencies in the design or operation of the internal controls;

•	any material weaknesses in the internal controls;

•	any special steps adopted in light of any material control deficiencies;

•	any alleged fraud (whether or not material) that involves management or the Company’s employees who have a significant role in the Company’s internal controls; and

•	the Company disclosure controls and procedures and management reports thereon.

•	Review management’s periodic assessments of the effectiveness of the Company’s internal controls over financial reporting and procedures for financial reporting and the outside auditors’ attestations as to management’s assessments, as well as management’s periodic certifications as to internal controls over financial reporting and related matters, including disclosures to the Committee as to deficiencies or weaknesses in internal controls and procedures for financial reporting or fraud by persons involved therewith.

•	Discuss with management, the head of the internal audit department (or other persons responsible for the internal audit function) and the outside auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage the Company’s exposure to risk (business and financial) and the steps management has taken with respect thereto.

•	Review all related party transactions and the controls that require such transactions to be appropriately reviewed, approved and disclosed as required.

3.     Internal Audit

•	Oversee and discuss the internal auditing activities and performance, including the appointment, and replacement when appropriate, of the head of the Company“s internal audit department (or other persons responsible for the internal audit function), the internal audit charter and the budget and staffing for the internal audit department.

•	Review with the head of the internal audit department (or other persons responsible for the internal audit function) the scope of the annual operational audit plan and receive, on a periodic basis, summary audit reports from completed audits, progress reports on the annual audit plan and a status report detailing actions taken, or to be taken, by management to address outstanding issues or findings.

•	Review reports of internal audit activity and recommendations.

•	Review with the outside auditors the performance and effectiveness of the internal audit function and its role in the internal control environment.
4.     External Audit

•	The Committee shall be directly responsible for, and have sole authority as to, the appointment (subject to shareholder ratification), retention, termination and compensation (on behalf of the Company) and oversight of the work of the outside auditors, including resolution of disagreements between management and the auditors regarding accounting matters and financial reporting, all for the purpose of such outside auditors’ preparation and issuance of audit reports, periodic reports, attestations, comfort letters and other related work as to the Company’s financial statements, financial information and accounting matters. The outside auditors shall report directly to the Committee.

•	The Committee shall have sole authority to, and must, pre-approve all audit and non-audit services provided by the outside auditors to the Company (including all fees and terms of service but subject to any de minimis exceptions permitted by law for non-audit services, which must, in any event, be approved annually by the Committee prior to completion of the annual audit). The Committee may take any measures that it determines to be appropriate to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member or members of the Committee or to a subcommittee of the Committee. The decisions of any Committee members or subcommittee to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•	At least annually, consider the independence of the outside auditors, including whether the outside auditors’ performance of permissible non-audit services is compatible with the auditor’s independence, and obtain from the outside auditors a written statement delineating all relationships between the outside auditors and the Company and any other relationships that may adversely affect the independence of the auditor. Discuss with the outside auditors any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

•	At least annually, the Committee shall obtain and review a report by the outside auditors describing

•	the outside auditing firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality control review or reviews by the Public Company Accounting Oversight Board of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and

•	all relationships between the outside auditors and the Company (to assess the auditor’s independence).

•	Based upon the foregoing two paragraphs, the outside auditor’s work throughout the year, and any other relevant factors, evaluate the performance of the Company’s outside auditors in the fulfillment of their role, including a review and evaluation of the lead partner of the Company’s outside auditors. In making its evaluation, the Committee shall take into account the opinions of management and the head of the Company’s internal audit department (or other persons responsible for the internal audit function).

•	Ensure the rotation of the lead and concurring audit partners required under Section 203 of Sarbanes-Oxley and applicable SEC and NYSE rules. In addition, from time to time the Committee shall further consider whether there should be a regular rotation of the annual audit among independent outside auditors.

•	Meet separately with the independent accountants to discuss any matters that the Committee or the outside auditors believe should be discussed privately, including any audit problems or difficulties and management’s response.

•	Review periodic communications required by external audit regulators between the outside auditors and the Audit Committee including relevant matters in Statement on Auditing Standards (“SAS”) No. 61 and SAS No. 100 (as modified, amended or supplemented from time to time). The communication shall include the outside auditors’ judgements about the quality and applicability of the Company’s accounting principles, appropriateness of underlying estimates, and the effect of significant events, transactions and changes in accounting estimate applied to the Company’s financial reporting.

•	Review with management and the outside auditors the scope and results of the annual audit, including any problems, difficulties or restrictions encountered during the audit, including any written communications between the outside auditors and management.

•	Recommend to the Board whether the audited financial statements should be included in the annual report on Form 10-K.

•	Set, and recommend for Board approval, clear hiring policies for the Company as to employees or former employees of the outside auditors that meet legal requirements and NYSE rules.
5.     Compliance

•	Establish procedures for receipt, retention and handling of confidential and anonymous submission by employees or others relating to controls, accounting or auditing matters and any other matters as might materially affect the Company (“Reports”).

•	Discuss with management, the head of the internal audit department (or other persons responsible for the internal audit function) and the outside auditors the Company’s adherence to legal, regulatory and ethics compliance programs, including its Code, and the steps management has taken to require and monitor such adherence by Company employees and agents.

•	Review and discuss with the Company’s Chief Compliance Officer, Chief Financial Officer, General Counsel and other persons responsible for monitoring compliance with the Code the Company’s annual reports on the Code, including investigations, if any, and corrective measures taken in response to Reports received by the Company. Review and discuss with such persons, at least annually, the Company’s procedures for reviewing, granting and, to the extent required by law, regulation or NYSE rules, promptly disclosing any waivers of the Code for directors and executive officers.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Report to the Board at least annually on the performance of the Chief Compliance Officer.

•	Review and discuss the status of compliance with accounting, legal, regulatory, tax and other developments of major significance to the Company.

•	Obtain assurances from the outside auditor that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

•	Ensure that the Code is distributed annually to Company employees, Directors and others covered by its contents.
6.     Other

•	Review and reassess this Charter of the Committee on an annual basis, or more frequently as appropriate, and recommend required changes to the Board.

•	Maintain minutes and records of all meetings and activities of the Committee.

•	Have included in the Company’s annual proxy relating to meetings of shareholders, all reports and information as may be required by SEC or other regulations.

•	Perform an annual evaluation of the Committee’s performance.

•	Require each of its members to certify annually that such person meets the independence requirements prescribed by law and/or stock exchange rules, including that such person has received no compensation from the Company other than director and Board committee fees.

•	Perform any other activities and special reviews consistent with the Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.
V.     Committee Meetings
      The Committee shall meet at least four times a year, or more frequently as circumstances dictate at the discretion of the Chair. The Committee shall establish an agenda for each meeting. The Committee may ask representatives of the Company’s management and/or others to attend Committee meetings and to provide pertinent information as appropriate. The Committee shall periodically meet separately in executive session with each of management, the head of the internal audit department (or other personnel responsible for the internal audit function) and the outside auditors.
VI.     Meetings with the Board of Directors
      The Committee shall meet with the Board at each regularly scheduled Board meeting, or such additional times as the Board deems appropriate, to discuss the status of its work. The Committee will provide the Board with a report of its activities following each meeting of the Committee at the next regularly scheduled meeting of the Board, or sooner depending on the circumstances. The Committee shall review with the Board any issues that arise as to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s outside auditors or the performance of the internal audit function.
VII.     Access to the Corporation and Resources
      The Committee shall have access to all Company books, records, facilities and personnel needed to perform its responsibilities, including meetings with the independent accountants, the personnel performing the internal auditing function, General Counsel’s office and any other personnel deemed necessary. The Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties, and be provided by the Company with appropriate funding, as determined by the Committee, in order to discharge its responsibilities.
VIII.     Certification
      This Charter of the Audit Committee, as amended, was duly approved and adopted by the Board of Directors on the 3rd day of May, 2005.

/s/ David M. Webster

Secretary

DeVry Inc.
ONE TOWER LANE
SUITE 1000
OAKBROOK TERRACE, IL 60181
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INVESTOR COMM SERVICES
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51 MERCEDES WAY
EDGEWOOD, NY
11717
NAME
DEVRY INC. COMMON
DEVRY INC. COMMON
DEVRY INC. COMMON
DEVRY INC. COMMON
DEVRY INC. COMMON
DEVRY INC. COMMON
DEVRY INC. COMMON
DEVRY INC. COMMON

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DeVry Inc.

	02	0000000000			215115610866
1.	Election of Directors:
Nominees: Class III (2006) —
	01 — William T. Keevan	For	Withhold	For All	To withhold authority to vote, mark “For All Except”
	Nominees: Class II (2008) —	All	All	Except	and write the nominee’s number on the line below.
02 — David S. Brown
	03 — Dennis J. Keller	☐	☐	☐
04 — Frederick A. Krehbiel
05 — Fernando Ruiz

Vote On Proposals		For	Against	Abstain

2.	Approval of the Amendment and Restatement of the DeVry Inc. Employee Stock Purchase Plan.	☐	☐	☐

3.	Approval of the DeVry Inc. Incentive Plan of 2005.	☐	☐	☐

4.	Ratification of selection of PriceWaterhouseCoopers LLP as Independent Public Accountants.	☐	☐	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	P20658	Signature (Joint Owners)	Date	86

PROXY	DeVry Inc.	PROXY
This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints David M. Webster and Norman M. Levine as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of DeVry Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, November 9, 2005 at 9:00 a.m. Central Standard Time at Drury Lane Theatre, Crystal Room, 100 Drury Lane, Oakbrook Terrace, IL 60181, and all adjournments thereof.
The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted FOR Proposals 1,2, 3 and 4.
The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

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